Registration No. 333- __________

As filed with the Securities and Exchange Commission on February __, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
(f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.)
(Name of small business issuer in its charter)

(Commission File No.

FLORIDA	3448	20-1776133
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation or Organization)	Classification Number)	Identification Number)

2910 Bush Drive
Melbourne, FL 32935
(321) 421-6601
(Address and telephone of principal executive offices and
principal place of business)

Michael W. Hawkins
Chief Executive Officer
Alternative Construction Technologies, Inc.
2910 Bush Drive
Melbourne, FL 32935
(321) 421-6601
(Name, address and telephone number of agent for service)

Copies of all communication to be sent to:
Thomas G. Amon, Esq.
Law Offices of Thomas G. Amon
250 West 57th Street, Suite 1316
New York, NY 10107
Telephone: (212) 810-2430
Facsimile: (212) 810-2427

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER
THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Number of Shares to	Offering Price per	Aggregate Offering	Amount of
Registered	be Registered (1)	Share (2)	Price	Registration Fee

Common Stock (3)	543,478	$4.00	$2,173,911	$232.61

Common Stock (3)	407,609	$4.00	$1,630,435	$174.46

Common Stock (3)	135,870	$4.00	$543,480	$58.15

Common Stock (4)	61,142	$4.00	$244,568	$26.17

Common Stock (4)	91,712	$4.00	$366,848	$39.25

Common Stock (4)	91,711	$4.00	$366,844	$39.25

Common Stock (4)	815,217	$4.00	$3,260,868	$348.91

Common Stock (4)	611,413	$4.00	$2,445,652	$261.68

Common Stock (4)	203,804	$4.00	$815,216	$87.23

Common Stock (5)	188,679	$2.65	$500,000	$53.50

Total	3,150,635		$12,347,822	$1,321.22

(1) Pursuant to Rule 416, the Registration Statement also covers an indeterminate number of additional shares of common stock that may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar events.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is traded on the OTC Bulletin Board.

(3) Issuable on conversion of outstanding senior secured convertible debentures at conversion price of $4.00 per share.

(4) Issuable on exercise of outstanding common stock purchase warrants at exercise price of $4.00 per share.

(5) Issuable upon conversion of outstanding Series C preferred stock at exercise price of $2.65 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion Dated February ___, 2008
3,150,635 SHARES OF COMMON STOCK

TO BE OFFERED BY CERTAIN HOLDERS OF SECURITIES OF
ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

This prospectus relates to 3,150,635 shares of common stock of Alternative Construction Technologies, Inc. (“ACT” or the “Company”) which may be offered by the selling shareholders listed in this prospectus for their own accounts. The shares offered include 1,086,957 shares of our common stock issuable upon conversion of outstanding senior secured convertible debentures of $4,347,826, 188,679 shares of our common stock issuable upon conversion of outstanding Series C preferred stock and 1,874,999 shares of our common stock issued from exercise of outstanding common stock purchase warrants for an additional investment of $7,499,996.

On May 10, 2006, the Company sold $500,000 aggregate principal Series C preferred stock pursuant to the Series C Preferred Stock Agreement dated May 10, 2006 among ACT and the purchaser named therein.

On June 30, 2007, the Company sold $4,347,826 million aggregate principal amount of its Senior Secured Convertible Debentures due June 30, 2009 (the “Debentures”), pursuant to the terms of a Securities Purchase Agreement dated as of June 30, 2007, among ACT and the purchasers named therein (the “Purchasers”). The Debentures contain a clause that allows the note holders to invest an additional $4,347,826 prior to twelve months from the effective date of this registration statement.

In connection with the agreed issuance of Debentures, ACT also issued Common Stock Purchase Warrants (“Warrants”) also dated June 30, 2007 to the Purchasers. The Warrants allow the purchasers to acquire up to one hundred and fifty percent (150%) of the shares issuable upon conversion of the Debentures, at an exercise price of $4.00 per share, or up to $6,521,744 additional investment. Also as a part of the Debentures, 244,565 Warrants at an exercise price of $4.00 per share, or up to $978,260, also dated June 30, 2007, were issued to the agent responsible for facilitating the transaction between the Company and the Purchasers. ACT has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering resales of ACT common stock issuable upon conversion of the Debentures or exercise of the Warrants. Also in connection with the Purchase Agreements, the Company entered into Lock-Up Agreements with certain of its stockholders, dated as of June 30, 2007, pursuant to which such stockholders have agreed not to sell or dispose of Company securities owned by them until June 30, 2008. At that time, with the exception of Michael W. Hawkins, the stockholders can sell or dispose up to 20% of their total shares.

The Debentures will be convertible, at the option of the holder at any time on or prior to maturity, into shares of ACT common stock, at a conversion price of $4.00 per share, subject to adjustments. Interest on the Debentures is payable monthly, which began on July 30, 2007. The Debentures will mature on June 30, 2009.

The Debentures are secured by all of the assets of ACT and its subsidiaries and will have priority in right of payment with all of its existing unsecured and unsubordinated indebtedness.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. Instead, the shares may be offered and sold from time to time by the selling shareholders and/or their registered representatives at prevailing market prices or privately negotiated prices. As a result of such activities, the selling shareholders may be deemed underwriters as that term is defined in the federal securities laws.

The shares of common stock being offered pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the Securities Act), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling shareholders to the public without restriction.

The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their shares in a section entitled “Plan of Distribution” on page 35. You should read this prospectus and any supplement carefully before you invest.

Our common stock is on the OTCBB with the symbol ACCY.

THIS OFFERING IS HIGHLY SPECULATIVE. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February ___, 2008.

TABLE OF CONTENTS

Page
PROSPECTUS SUMMARY	5
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
USE OF PROCEEDS	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	19
EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS	20
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	27
MANAGEMENT	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
EXECUTIVE COMPENSATION	31
ORGANIZATION WITHIN PAST FIVE YEARS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
SELLING SHAREHOLDERS	33
PLAN OF DISTRIBUTION	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
DESCRIPTION OF SECURITIES	36
EXPERTS	38
LEGAL MATTERS	38
CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007:
Consolidated Balance Sheet	F2 - F3
Consolidated Statement of Income	F4
Consolidated Statement of Cash Flows	F5
Notes to Consolidated Financial Statements	F6
December 31, 2006 (restated):
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet	F20 - F21
Consolidated Statement of Income	F22
Consolidated Statement of Stockholders’ Equity	F23
Consolidated Statement of Cash Flows	F24
Notes to Consolidated Financial Statements	F25

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

The following summary highlights selected information from this Prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire Prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this Prospectus to “ACT” or the “Company,” “we,” “us,” and “our,” we mean Alternative Construction Technologies, Inc., a Florida corporation, together with its subsidiaries, Alternative Construction Manufacturing of Tennessee, Inc. (“ACMT”, formerly known as Alternative Construction Technologies Corporation), a Delaware corporation, Alternative Construction by ProSteel Builders, Inc. (“ACP”, formerly known as ProSteel Builders Corporation), a Florida Corporation, Alternative Construction Safe Rooms, Inc. (“ACSR”, formerly known as Universal Safe Structures, Inc.), a Florida corporation, Alternative Construction by Ionian, Inc. (“ACI”, formerly known as Ionian Construction, Inc.), a Tennessee corporation, Alternative Construction by Revels, Inc. (“ACR”), a Florida corporation, Alternative Construction Consulting Services, Inc. (“ACCS”), a Florida corporation, Alternative Construction Design, Inc. (“ACD”), a Florida corporation and Future of Building Institute, Inc. (“FBII”), a Florida non-profit corporation, and Modular Rental and Leasing Corporation, a Florida corporation. This Prospectus contains forward-looking statements and information relating to the Company. See Cautionary Note Regarding Forward Looking Statements on page 13.

The Company

We are Alternative Construction Technologies, Inc., a Florida corporation, which was formed in October 2004 and is a developer, manufacturer and wholesaler of proprietary structural insulated panels (“SIP”s) for the use in commercial, residential, and government construction including multi-story buildings. The ACT SIPs are marketed under the name ACTech® Panel. Our SIPs provide the end user with a quality product with extensive independent testing and certifications that is more efficient in building, energy efficient, resistant to mold, mildew, termites and other insects, and proven to withstand high winds and projectiles created by such winds from hurricanes and tornadoes. Other benefits include acoustical advantages and fire retardation. The SIPs can be installed by a seasoned construction professional or, with short training, unskilled labor, both resulting in a superior building structure. The purchasers of the ACTech® Panel are individuals, companies, school districts, government agencies and developers.

Our Predecessor, Alternative Construction Technologies Corporation, a Delaware corporation (“ACT-DE” or the “Predecessor”), was formed in 1997. It was acquired by ACT effective January 21, 2005 and renamed in August 2007 to Alternative Construction Manufacturing of Tennessee, Inc. In April 2005, we acquired 80% ownership of Universal Safe Structures, Inc., a Florida corporation formed in April 2005, which is now our operating subsidiary for the sale of the proprietary safe rooms. In August 2007, it was renamed Alternative Construction Safe Rooms, Inc. Also in April 2005, we acquired 80% ownership of ProSteel Builders Corporation, a Florida corporation formed in April 2005, which is now our operating subsidiary for commercial and residential development utilizing the ACTech® Panel in Georgia, Louisiana and Mississippi. In August 2007, it was renamed Alternative Construction by ProSteel Builders, Inc. In May 2007, we acquired 80% ownership of Ionian Construction, Inc., a Tennessee corporation formed in June 2004, which is now our operating subsidiary for commercial and residential development utilizing the ACTech® Panel in Tennessee. In August 2007, it was renamed Alternative Construction by Ionian, Inc. In August 2007, we acquired 100% ownership of Revels Construction, LLC, a Florida corporation formed in May 2005, which is now our operating subsidiary for commercial and residential development utilizing the ACTech® Panel in Florida. In August 2007, it was renamed Alternative Construction by Revels, Inc. In August 2007, two new wholly-owned subsidiaries were formed; Alternative Construction Consulting Services, Inc. and Alternative Construction Design, Inc. In May 2007, we formed Future of Building Institute, Inc., a non-profit corporation. In November 2007, we acquired 100% ownership of Modular Rental and Leasing Corporation, a Florida corporation formed in April 2005, which is now our subsidiary providing leasing of structures using the ACTech® Panel.

ACT-DE was primarily performing research and development on its patented ACTech® Panel and the patented safe room prior to the acquisition. During this time, ACT-DE sold its product primarily to builders for commercial buildings and had introduced the product to Nelson LC in designing the school modular classroom known as the “Hybrid Classroom” as designed and developed by Florida Architects, Inc. in the State of Florida.

In 2004, the majority of the Predecessor’s revenues were derived from the sale of our ACTech® Panel primarily in the United States. The principal outlet for this product is commercial building developers. We are expanding the current supply of the ACTech® Panel for the building of classrooms in Florida.

During 2006, the Company diversified its sales, reducing its classroom / school market as an overall percentage of gross sales in order to better secure future growth. The Company believes the low income housing market and commercial application of the product will enhance overall future sales and growth.

During 2007, the Company has managed consecutive profitable quarters. In addition, the Company acquired 80% of Ionian Construction, Inc. and 100% of Revels Construction, LLC, to manage business opportunities in Tennessee and Florida, respectively.

Contact Information

Our principal operations and executive offices are located at 2910 Bush Drive, Melbourne, FL 32935 and our telephone number is (321) 421-6601. We also maintain a web site at http://www.actechpanel.com. The information on our web site is not, and should not be considered to be part of this Prospectus.

The Offering

Common stock offered by the selling shareholders:	Up to 3,150,635 shares

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered by this Prospectus. See “Plan of Distribution.”

Use of proceeds:
We will not receive any of the proceeds from the sale of common stock by the selling shareholders. However, to the extent there are cash exercises of warrants, we will receive proceeds from such warrant exercises.

SUMMARY FINANCIAL INFORMATION

The following table provides selected consolidated financial and operating data for the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005 for ACT have been derived from consolidated financial statements included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA

			For the
			Period
	For the	For the	January
	Nine Months	Year	21, 2005
	Ended	Ended	Through
	September	December	December
	30, 2007	31, 2006	31, 2005
Revenue, net	9,018,330	8,634,349	9,528,984
Gross profit	2,638,096	1,303,540	2,056,722
Income (loss) from operations	1,119,418	(1,725,618)	(72,593)
Net income (loss)	738,055	(2,039,294)	(318,177)

BALANCE SHEET DATA

		Restated
	September	December	December
	30, 2007	31, 2006	31, 2005

Current assets	4,367,429	1,112,363	2,688,363
Current liabilities	1,625,598	1,790,282	4,235,450
Total assets	10,082,092	4,226,052	5,826,017
Long-term debt	4,712,863	907,598	3,110,537
Stockholders’ equity	3,783,421	1,960,067	1,113,472

RISK FACTORS

THE OFFERING INVOLVES SUBSTANTIAL INVESTMENT RISKS AND THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT AND HAVE NO NEED FOR LIQUIDITY FROM SUCH INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS PRIOR TO PURCHASE PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING, TOGETHER WITH THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS BEFORE INVESTING IN THE SECURITIES. PROSPECTIVE INVESTORS SHOULD NOTE THAT THIS PROSPECTUS CONTAINS CERTAIN “FORWARD-LOOKING STATEMENTS,” INCLUDING WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS “BELIEVES,” “ANTICIPATES,” “EXPECTS,” “INTENDS,” “SHOULD,” “SEEKS TO” AND SIMILAR WORDS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO THE RISK FACTORS SET FORTH IN THIS PROSPECTUS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS IDENTIFIES CERTAIN IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

Risks Related to our Business

We will need additional financing to meet sales growth and cash flow needs.

We incurred substantial growth for the nine months ended September 30, 2007. Since the acquisition of ACMT on January 21, 2005, the Company showed a strong growth in its revenue with a profitable trend that began in the first quarter of 2007 and continued for the three consecutive quarters ended September 30, 2007. Prior to the first quarter of 2007, the Company projected decreases in sales due to seasonal sales combined with the restructuring of the Company to include diversification of it customers, changes in its supply chain, and the acquisition of complementary companies to enhance vertical integration. We have a positive cash flow and a positive working capital. The Company required additional financing for working capital from the date of acquisition through December 31, 2006 to overcome a negative cash flow from operations. The Company elected to raise additional capital to support the growing sales of the Company. While the Company is not considered a going concern, its continued growth creates increased cash flow requirements for raw materials. If we are unable to obtain future financing, the daily operations of the Company would eventually become strained to the point that ongoing growth could curtail current operations and inhibit the Company from meeting it sales requirements and contract fulfillment as outlined by management and the board of directors. In addition, the Company is dependent on purchasing materials from outside vendors to manufacture its products. Should cash flow not be sufficient to support these relationships, in addition to financing not being available, it would become increasingly difficult to support ongoing operational expenses associated with the Company’s business. There is no guarantee that we will succeed in obtaining additional financing, or if available, that it will be on terms favorable to us, or that raw material prices will be in the range necessary to support ongoing operations.

If the price of raw materials increases or its availability decreases, it may create a reduction in our capability to produce our product.

The key components to our product are steel and foam. Steel is a commodity product, therefore the Company continues to seek various suppliers, to provide sufficient source and pricing to meet our production schedule and pricing points. In the current market for steel and foam, key ingredients to our products rise and fall in cost, which could affect our abilities to procure enough raw materials based on cash and credit availability to produce enough products to meet demand and sell finished products at a profit. With an increase in raw material pricing, which often fluctuates because of availability, natural disasters, and force majeure, the Company may not maintain adequate cash to procure raw materials to meet current demand and expanded growth. As additional funding is required in the future, obtaining such financing is at the sole discretion of numerous third party financial institutions. Therefore, the Company cannot predict its ability to obtain future financing or the specific terms associated with such agreements. As such, the Company would be required to adjust production schedules based on cash availability and market pricing for its finished products which could therefore reduce production and limit its sales growth potential.

All of our assets, including patents, are collateral for loans to the Company by third parties.

The debentures issued in the debt financing in June 2007, are secured by all of our assets. Certain debentures are convertible into common stock, at a fixed price of $4.00 per share; however, until the debentures are paid in full or converted into common stock, all of the Company’s assets have been proffered as collateral. The maturity date of the debentures is June 30, 2009. The debentures bear an interest rate of 10% per year. If we become in default of the payment terms or other provisions of the debentures, there is no assurance that we will be able to successfully negotiate new terms favorable to us. In that event, the lenders may elect to accelerate the payment terms and may exercise their right against the collateral.

If we are unable to protect our intellectual property, our financial condition and future prospects could be materially harmed.

We rely significantly on the protections afforded by patent and trademark registrations that we routinely seek from the United States Patent and Trademark Office (USPTO) and from similar agencies in foreign countries. We cannot be certain that any patent or trademark application that is filed will be approved by the USPTO or other foreign agencies. In addition, we cannot be certain that we will be able to successfully defend any trademark, trade name or patent that we hold against claims from, or use by, competitors or other third parties. Our future success will depend on our ability to prevent others from infringing on our proprietary rights, as well as our ability to operate without infringing upon the proprietary rights of others. We may be required at times to take legal action to protect our proprietary rights and, despite our best efforts, we may be sued for infringing on the patent rights of others. Patent litigation is costly and, even if we prevail, the cost of such litigation could adversely affect our financial condition. If we do not prevail, in addition to any damages we might have to pay, we could be required to stop the infringing activity or obtain a license. We cannot be certain that any required license would be available on acceptable terms, or at all. If we fail to obtain a license, our business might be materially adversely affected. In addition to seeking patent protection, we rely upon a combination of non-disclosure agreements, other contractual restrictions and trade secrecy laws to protect proprietary information. There can be no assurance that these steps will be adequate to prevent misappropriation of our proprietary information or that our competitors will not independently develop technology or trade secrets that compete with our proprietary information.

With only one manufacturing facility and one production line, the Company could lose substantial revenue due to down time if the equipment is damaged and/or the plant suffers from a natural disaster.

The Company relies on one production line to manufacture its products. While a supply of most replacement parts is maintained and regularly scheduled maintenance conducted, the Company has the risk of shutting down if a key processing line component fails. In the third quarter of 2007, the facility was struck by lightning which caused a three week delay in production while waiting on a specific component to be manufactured in California. This delay adversely affected revenues for the third quarter to the fourth quarter of 2007. The component was a minor component, but the time to manufacture a new one was considerable. To replace the entire proprietary equipment line could take six to nine months, or longer, to design, assemble and have operational. It is not possible to have a subcontractor manufacture the ACTech® Panel unless it was in a plant designed and built by ACT.

Our facilities, manufacturing equipment and distribution systems, may be subject to catastrophic loss due to fire, flood, hurricane, tornado, earthquake, terrorism or other natural or man-made disasters. Our corporate office in Florida is located in an area subject to hurricanes and other tropical storms. We believe our insurance policies are adequate with the appropriate limits and deductibles to mitigate the potential loss exposure of our business. We do not have financial reserves for policy deductibles and we do have exclusions under our insurance policies that are customary for our industry, including earthquakes, flood and terrorism. If any of our facilities or a significant amount of our manufacturing equipment were to experience a catastrophic loss, it could disrupt our operations, delay orders, shipments and revenue recognition and result in expenses to repair or replace the damaged manufacturing equipment and facility not covered by insurance.

We may be required to indemnify our Directors and Officers.

We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation require the Company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer’s and director’s liability insurance coverage with limits of liability of $1,000,000. Consequently, if such judgment exceeds the coverage under the policy, the Company may be forced to pay such difference. We have entered into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

We may acquire other businesses that have a strategic alliance with our goals and positioning which will create dilution to our shareholders and additional cash requirements we cannot meet.

The Company has acquired three businesses in 2007 and will continue to seek complementary businesses to acquire in 2008. Each of the businesses acquired in 2007 created dilution of the company shareholders, but have brought considerable opportunities to the company business. With this additional business, the Company has struggled with meeting its cash flow requirements. The typical companies acquired are young companies with considerable contracts they are unable to fulfill or cash flow themselves. Coupled with our need for increased raw materials, to add on these contracts, and the cash flow needs of the acquired business, the Company will need to look to equity and debt resources to fulfill its obligations.

Future changes in financial accounting standards and the applicable regulations by the various governmental regulatory agencies may cause lower than expected operating results and affect our reported results of operations.

Changes in accounting standards and their application may have a significant effect on our reported results on a going forward basis and may also affect the recording and disclosure of previously reported transactions. New standards have occurred and will continue to occur in the future. For example, in December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), as amended, “Share Based Payment” (“SFAS No. 123R”), which requires us to expense stock options at fair value effective January 1, 2006. Under SFAS No. 123R, the recognition of compensation expense for the fair value of stock options reduces our reported net income and net income per share subsequent to implementation, however, this accounting change will not have any impact on the cash flows of our business. Under the prior rules, expensing of stock options was not required and therefore, no compensation expense for stock options was included in reported net income and net income per share.

The Sarbanes-Oxley Act of 2002 and various new rules subsequently implemented by the Securities and Exchange Commission (“SEC”) and the NASDAQ National Market have imposed additional reporting and corporate governance practices on public companies. Since adoption of these regulations, our legal, accounting and financial compliance costs have increased and a significant portion of management’s time has been diverted to comply with these rules. We expect these additional costs and the diversion of management’s time to continue and to the extent additional rules and regulations are adopted, the diversion of resources may potentially increase over time, with respect to these legal initiatives.

In addition, if we do not adequately comply with or implement the requirements of Section 404 in a timely manner, we may not be able to accurately report our financial results or prevent fraud, which may result in sanctions or investigation by regulatory authorities, such as the SEC. Any such action could harm our business, financial results or investors’ confidence in our company, and could cause our stock price to fall.

The nature of our businesses exposes us to the risk of litigation and liability under environmental, health and safety and product liability laws.

Certain aspects of our businesses involve risks of liability. In general, litigation in our industry, including class actions that seek substantial damages, arises with increasing frequency. Claims may be asserted under environmental, labor, health and safety or product liability laws. Litigation is invariably expensive, regardless of the merit of the plaintiffs’ claims. We may be named as a defendant in the future, and there can be no assurance that regardless of the merit of such claims, we will not be required to make substantial settlement payments in the future.

Conducting our routine businesses exposes us to risk of litigation from employees, vendors and other third parties.

We are subject to claims arising from disputes with employees, vendors and other third parties in the normal course of business; these risks may be difficult to assess or quantify and their existence and magnitude may remain unknown for substantial periods of time. If the plaintiffs in any suits against us were to successfully prosecute their claims, or if we were to settle such suits by making significant payments to the plaintiffs, our operating results and financial condition would be harmed. In addition, our organizational documents require us to indemnify our senior executives to the maximum extent permitted by Florida law. If our senior executives were named in any lawsuit, our indemnification obligations could magnify the costs of these suits.

If we do not effectively manage our credit risk or collect on our accounts receivable, it could have a material adverse effect on our operating results.

We generally sell to customers on a 30-day payment term; however, our average collection time is 47 days. We individually perform credit evaluation procedures on our customers on each transaction and will require security deposits or other forms of security from our customers when a significant credit risk is identified.

In 2006, the Company wrote off a substantial amount of aged accounts receivable. The Company has implemented a policy of filing Notice to Owners (“NTO”) on each property in which it produces product for to alleviate the inability to collect. However, if a customer fails to pay, there could be considerable time between the need to pay our vendors and the acceptance of our final payment. ACP maintains more than $150,000 in immediate payables on a contract in which it is owed $254,000 but will be required to use costly legal remedies to collect. Failure to manage our credit risk and receive timely payments on our customer accounts receivable may result in the write-off of customer receivables. If we are not able to manage credit risk issues, or if a large number of customers should have financial difficulties at the same time, our credit losses would increase above historical levels. If this should occur, our results of operations may be materially and adversely affected.

Failure by third parties to supply our raw materials to our specifications or on a timely basis may harm our reputation and financial condition.

We are dependent on third parties to provide steel, foam, and other building materials even though we are able to purchase products from a variety of third-party suppliers. In the future, we may be limited as to the number of third-party suppliers for some of our products. Currently, we do not have any long-term purchase contracts with any third-party supplier. In the future, we may not be able to negotiate arrangements with these third parties on acceptable terms, if at all. If we cannot negotiate arrangements with these third parties to provide our raw materials to our specifications or in a timely manner, our reputation and financial condition could be harmed.

Specific Risks Related to Our Manufacturing of Structural Insulated Panels Segment:

A significant reduction of construction due to economic downturns, population growth variations and/or other definable effects on the construction industry could cause the demand for our ACTech® Panel to decline, which could result in a reduction in our revenues and profitability.

For three consecutive years, sales of our SIPs to contractors building modular portable classrooms for the Florida public school districts for use as portable classrooms, restroom buildings, and administrative offices for kindergarten through grade twelve has declined. Funding for public school facilities is derived from a variety of sources including the passage of both statewide and local facility bond measures, developer fees and various taxes levied to support school operating budgets. Many of these funding sources are subject to financial and political considerations, which vary from district to district and are not tied to demand. Historically, we have benefited from the passage of facility bond measures and believe these are essential to our business. While all forecast reports believe 2008 to be a substantial year in the school facility market, there is no guarantee that this business sector will return to its historical 2005 levels.

To the extent public school districts’ funding is reduced for the rental and purchase of modular facilities, our business could be harmed and our results of operations negatively impacted. We believe that interruptions or delays in the passage of facility bond measures, changes in legislative or educational policies at either the state or local level including the contraction or elimination of class size reduction programs, a lack or insufficient amount of fiscal funding, a significant reduction of funding to public schools, or changes negatively impacting enrollment may reduce the rental and sale demand for our educational products and result in lower revenues and lower profitability.

A significant reduction of construction due to economic downturns, population growth variations and/or other definable effects on the construction industry could cause the demand for our construction solutions to decline, which could result in a reduction in our revenues and profitability.

The US Market has magnified the housing market crisis to disproportionate levels. As such, the housing market has created a negative spin on all construction and related product suppliers, even though the commercial market and “green” building market has witnessed considerable and consistent growth. While less than 25% of our Company’s business is in the housing market, this negative spin has created indecisiveness within our customers and we have hampered our growth.

The US Market is projecting a 60% growth in “green” building materials and the Structural Insulated Panel Association (SIPA) is projecting an increase from 1.5% to 5% of all housing to be built with SIPs within the next five years. To the contrary, the US Market is projecting a slowdown in commercial construction in 2008, but is expecting a massive influx of school related contracts, while the housing market continues to struggle forward. Each of these trends, forecasts, and potential markets will have a direct impact on our success and failures. The Company’s inability to recognize which information is correct, and utilize this information to develop a roadmap for future success could impede our ability to increase profits.

Public policies that create demand for our products and services may change, stall in Congress or State Legislation.

Florida has passed legislation to limit the number of students that may be grouped in a single classroom for certain grade levels. School districts with class sizes in excess of these limits have been and continue to be a significant source of demand for modular classrooms using the ACTech® Panel. The educational priorities and policies were stalled in 2007, therefore demand for our products and services declined. While legislation still dictates the need for additional modular classrooms, and with the ACTech® Panel System featured in more than 1,300 modular facilities within the state of Florida, we may not experience the growth levels witnessed in 2005; therefore, we may not grow as quickly as or reach the levels that we anticipate.

Similar to conventionally constructed buildings, the modular building industry, including the manufacturers and lessors of portable classrooms, are subject to evolving regulations by multiple governmental agencies at the federal, state and local level. This oversight includes but is not limited to governing code bodies, environmental, health, safety and transportation. Failure by our customers to comply with these laws or regulations could impact our business. Compliance with building codes and regulations have always entailed a certain amount of risk as municipalities do not necessarily interpret these building codes and regulations in a consistent manner, particularly where applicable regulations may be unclear and subject to interpretation. Many aspects of the construction and modular building industry have developed “best practices” which are constantly evolving.

The inability to get our product and services listed as a mandated “Green Product”, such as the State of Florida Climate Action Team Approved Green Building Product Listing, may limit opportunities for growth or restrict access to certain states.

With 22 states and Washington, D.C. currently enforcing “Green Laws”, laws that define the use of “green” building materials, and many other states considering the passage of “Green Laws”, our ability to get our product listed as an approved “Green Product” in each state may restrict growth for some government contracts. Three states (Connecticut, Wisconsin and Illinois) have set up commissions to draft “green” building legislation and regulations. Four states (Nevada, New Mexico, Virginia, and Maryland) and Washington, D.C. require state and/or state-funded buildings to be built to a “green” building standard and offer incentives for compliance. Eleven states (Washington, California, Arizona, Colorado, Maine, Massachusetts, Rhode Island, New Jersey, South Carolina, Michigan, and Florida) require state-funded public and educational building to be built to the “green” standard.

We face strong competition in our structural insulated panel markets.

The structural insulated panel industry is fragmented and highly competitive in our states of operation and we project it to remain the same. We compete with three types of competitors; (i) conventional builders, (ii) wood-based SIP manufacturers, and (iii) other steel-skin SIP manufacturers. As the housing market has dwindled, many conventional builders are attempting to enter into the commercial marketplace; thus creating increased competition for use of our product. As more and more people decide to use alternative methods of construction, the SIP industry is poised to gain significant growth in this market. The boom has been projected for years by industry experts. As such, many wood-based SIP manufacturers have been gearing up for the growth opportunities creating an influx of potential candidates to compete with for new building styles. The competitive market in which we operate may prevent us from raising sales prices to pass any increased costs on to our customers. We compete on the basis of a number of factors, quality, price, service, reliability, appearance, functionality, and delivery times. We believe we may experience pricing pressures in our areas of operation in the future as some of our competitors seek to obtain market share by reducing prices.

Significant increases in raw material and labor costs could increase our cost of the ACTech® Panel, which would increase our cost of goods sold and reduce our profitability.

We incur labor costs and purchase raw materials, primarily steel and foam for our structural insulated panel. Generally, increases in labor and raw material costs will also increase the cost of our product. We rely on our subcontractor trucking companies to meet customer demands for timely shipment, and the loss or inadequate number of subcontractor trucking companies may cause prices to increase, while negatively impacting our reputation and operating performance. During periods of rising prices for labor, raw materials or fuel, and in particular, when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases and incur higher cost of goods sold that we may not be able to recoup from our customers, which would reduce our profitability.

Our warranty costs may increase.

Sales of structural insulated panels are typically covered by warranties. We provide a one year warranty on the ACTech® Panel. Historically, our warranty costs have not been significant, and we monitor the quality of our products closely. If a defect were to arise in the manufacturing of our structural insulated panel at our facility, we may experience increased warranty claims. Such claims could disrupt our sales operations, damage our reputation and require costly repairs or other remedies, negatively impacting revenues, costs, and operating income.

Specific Risks Related to Our Construction Solutions Business Segment:

Economics and cyclical downturns in the construction industry may result in periods of low demand for our services resulting in the reduction of our operating results and cash flows.

The Company currently owns three construction divisions located in Newnan, Georgia, Cleveland, Tennessee, and Bradenton, Florida. The revenues are derived from providing construction solutions to a broad range of companies, developers and individuals. Historically, the construction industry has been cyclical and has experienced periodic downturns, which have a material adverse impact on the industry’s demand for construction material. The Company is currently developing a 59 home subdivision in Cleveland, Tennessee. If the Company does not sell these homes as they are built, it will directly impact our cash flow and profitability.

In addition, the severity and length of any downturn on an industry may also affect overall access to capital, which could adversely affect our customers. During periods of reduced and declining demand for construction material and/or solutions, we are exposed to additional risk from reduced revenue and may need to rapidly align our cost structure with prevailing market conditions while at the same time motivating and retaining key employees. While the market demand for construction related products and/or solutions in a significant portion of the areas in our focus, especially with the devastation due to hurricanes in Florida and Louisiana in 2004 and 2005, respectively, no assurance can be given regarding the length or extent of the recovery, and no assurance can be given that our rates, operating results and cash flows will not be adversely impacted by the reversal of any current trends or any future downturns or slowdowns in the rate of capital investment in this industry.

Significant increases in construction supplies, subcontractors and labor costs could increase our cost of construction, which would increase our cost of goods sold and reduce our profitability.

We incur labor costs, purchase construction supplies, and employ subcontractors. Generally, increases in labor, construction supplies, and subcontractors will also increase the cost of our structure. During periods of rising prices for labor, construction supplies or subcontractor services, and in particular, when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases and incur higher cost of goods sold that we may not be able to recoup from our customers, which would reduce our profitability.

If we are not able to anticipate and mitigate the risks associated with operating internationally, as planned, there could be a material adverse effect on our operating results.

Currently, we have no significant revenue derived from foreign interests. The Company is projecting significant international growth in 2008 in various construction segments including commercial, affordable housing, military, and education. The Company is currently negotiating with more than ten different countries and has made an impact in the international communities through its various United Nations invitations to present our products and solutions. Over time, we anticipate the amount of international business may increase significantly if our focus on international market opportunities continues. Doing business in foreign countries does subject the Company to additional risks, any of which may adversely impact our future operating results, including:

•	international political, economic and legal conditions including tariffs and trade barriers;

•	our ability to comply with customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

•	difficulties in attracting and retaining staff and business partners to operate internationally;

•	language and cultural barriers;

•	seasonal reductions in business activities in the countries where our international customers are; located;

•	integration of foreign operations; and

•	potential adverse tax consequences.

COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002 MAY DIVERT A SUBSTANTIAL AMOUNT OF OUR RESOURCES AND OF OUR MANAGEMENT’S TIME FROM OUR BUSINESS ACTIVITIES.

We are subject to compliance with the reporting requirements of the Exchange Act of 1934 as well as the Sarbanes-Oxley Act of 2002. We expect to incur additional expenses and diversion of management’s time as a result of the requirements imposed on small business issuers by the Sarbanes-Oxley Act. Moreover, we are a small company with limited resources that will make it difficult for us to timely comply with the requirements of the Exchange Act or the Sarbanes-Oxley Act. If we are not able to timely comply with the requirements of those Acts, we might be subject to sanctions or investigation by regulatory authorities. Any such action could materially and adversely affect our business and financial results as well as the market price of our stock.

FORWARD-LOOKING STATEMENTS

Such forward-looking statements include statements regarding, among other thins, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may, “will,” “should, ” “except, ” “anticipate, ” “estimate, ” “believe, ’I ”intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements in light of the circumstances under which they are made, not misleading.

The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by existing public companies, does apply to this Registration.

WHERE YOU CAN FIND MORE INFORMATION

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s web site, http://www.sec.gov, contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. Information contained on our website should not be considered part of this Prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form SB-2 (File No. 333-129191) under the Securities Act with respect to the securities offered by this Prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Alternative Construction Technologies, Inc.
2910 Bush Drive
Melbourne, FL 32935
Attention: John S. Wittler
Telephone: (321) 421-6601

USE OF PROCEEDS

This Prospectus relates to shares of common stock that may be offered and sold from time to time by the selling shareholders. There will be no proceeds to the Company from the sale of shares of common stock in this offering, except upon exercise of the warrants. There are no guarantees that these warrants will ever be exercised. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling shareholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

Revenue Recognition: We recognized revenue on our products in accordance with the Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”, which contain revisions to Topic 13: Revenue Recognition, in the Staff Accounting Bulletin No. 101. Under these guidelines, we deferred revenue recognition on transactions if any of the following existed: persuasive evidence of an arrangement did not exist, title had not transferred, product payment was contingent, the price was not fixed or determinable, or payment was not reasonably assured. We accrued a provision for estimated returns concurrent with revenue recognition.

We have adopted Emerging Issues Task Force Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)” (EITF 01-9), which became effective for fiscal years beginning after December 15, 2001. We concluded that EITF 01-9 is applicable to the accounting for our cooperative agreements with certain customers, as the benefits received from consideration given to those customers are not sufficiently separable from the revenue derived. Accordingly, all such cooperative expenses are recorded as reductions to revenues.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to do so, in which case other alternatives are required. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, or for the Company’s fiscal 2006. The Company is evaluating the effect that the adoption of SFAS No. 154 will have on its results of operations and financial position, but does not believe it will have a material impact.

In April 2005, the SEC announced that companies may implement SFAS 123R at the beginning of their next fiscal year. In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB 107). SAB 107 provides the SEC staff’s position regarding the application of SFAS 123R, which contains interpretive guidance related to the interaction between SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. The Company is currently reviewing the effect of SAB 107, but it does not believe SAB 107 will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), which clarifies the term “conditional asset retirement obligations” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” FASB Statement No. 143 refers to an entity’s legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. If an entity can reasonably estimate a liability for the fair value of a conditional asset retirement obligation, the entity is required to recognize the fair value of the liability when incurred. A company normally incurs this liability upon acquisition, construction, or development of the asset at issue. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently reviewing FIN 47, and at the current time it does not believe that FIN 47 will have a material impact on its financial position, results of operations or cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Standards (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The statement is not anticipated to have a significant effect on our financial position or results of operations.

In December 2003, the FASB issued FASB Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities”. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. We currently have no ownership in variable interest entities and therefore adoption of this standard currently has no financial reporting implications.

OFF BALANCE SHEET ARRANGEMENTS

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future affect on our financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

OVERVIEW

We are a manufacturing company engaged in the research, development and marketing of proprietary products for the construction industry. We manufacture and distribute the ACTech® Panel, a structural insulated panel (SIP), throughout the United States. The marketing of our products is done through our internal sales staff and independent distributors. Additionally, we provide construction and development services, design services, and consulting related to the construction industry.

In 2004, all of our Predecessors’ revenues were derived from the sale of our ACTech® Panel in the United States. In 2004, the primary customers were Nelson, LC, Enerloc, Sam Kelly and Advanced Building Company; combined equaling 86% of total sales. In 2005, under the new ownership after the acquisition of ACT-DE by ACT in January 2005, we expanded our distribution network to include the additional builders of classrooms in Florida. In 2005, we began our expansion by acquiring ProSteel Builders Corporation and Universal Safe Structures, Inc., both Florida corporations.  In 2007, we continued our expansion into other states by acquiring Ionian Construction, Inc., a Tennessee corporation, and Revels Construction, LLC, a Florida corporation.  Additionally, Alternative Construction Design, Inc. and Alternative Construction Consulting Services, Inc. were formed to provide complementary services to the Company.  The Company intends to continue its expansion into other states, including but not limited to, Florida, Texas, Georgia and California.

Alternative Construction Company, Inc. a Florida Corporation (“ACC”), was formed on October 26, 2004.  Its name was changed to Alternative Construction Technologies, Inc. (“ACT”) in July 2007.  Alternative Construction Technologies Corporation, a Delaware corporation (“ACT-DE”), was formed in 1997 by Mr. Paul Janssens, sole shareholder and beneficial owner, and was acquired by ACT on January 21, 2005 (the “Transaction”) for the purchase price of One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars. After the transaction was completed, continued due diligence determined that an agreed upon reduction in the purchase price for ACT-DE was required to reflect various adjustments resulting in an adjusted purchase price of Eight Hundred and Seventy-Nine Thousand Eight Hundred and Ninety-Four Dollars ($879.894). ACT also acquired certain assets from Quality Metal Systems, LLC, a Florida limited liability company (“QMS”), which was also owned by Paul Janssens for One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars. Subsequently, Avante Holding Group, Inc. (“Avante”), a related party (see  “Certain Relationships and Related Transactions”), incorporated Safe Rooms, Inc. on April 27, 2005. After the incorporation, the company changed its name to Universal Safe Structures, Inc. (“USS”). On June 28, 2005 ACT acquired 80% of the company stock for Eight Hundred Dollars ($800.00). Prior to the time of acquisition by ACT, USS conducted no business.  In August 2007, USS changed its name to Alternative Construction Safe Rooms, Inc. (“ACSR”).  ACSR has two shareholders, ACT and Avante. Avante incorporated ProSteel Builders Corporation (“PSB”) on April 28, 2005 with the initial shareholders being ACT (80%) and Avante (20%).  In August 2007, its name was changed to Alternative Construction by ProSteel Builders, Inc. (“ACP”).  ACP was incorporated to function utilizing the ACT products in the commercial and residential construction marketplaces.  In May 2007, ACT acquired 80% of the common stock of Ionian Construction, Inc.  In July 2007, the name was changed to Alternative Construction by Ionian, Inc.  In May 2007, the Company formed Future of Building Institute, Inc.  In July 2007, the Company formed two new operational subsidiaries, Alternative Construction Consulting Services, Inc. and Alternative Construction Design, Inc.  In August 2007, ACT acquired 100% of Revels Construction, LLC, now known as Alternative Construction by Revels, Inc.

ACT was incorporated on October 26, 2004. Effective January 21, 2005, ACT acquired ACT-DE and certain assets of QMS. Prior to January 21, 2005, ACT had only immaterial administrative activity. Prior to the acquisition, ACT-DE had operations but, accordingly, the following discussion and analysis of operations is not indicative of future comparisons of ACT as the new ownership projects a different marketing and expansion program as has already been evident in 2005.

In 2004, ACT-DE did not invest in building the ACTech® Panel brand and infrastructure. Management believes that not spending in these two categories negatively affected the growth of the Company as evidenced by the 2005 change post-acquisition and the subsequent revenue in 2006 and 2007.

In 2005, after the acquisition of ACT-DE by ACT on January 21, 2005, the Company increased its revenue from approximately $1,100,000 in 2004 to approximately $9,500,000 in 2005 by increasing sales to two primary customers, both builders of school classrooms in Florida.

In 2006, management determined that the Company required two goals to be achieved; reduce revenue dependency on two customers by expanding its sales focus, and to increase its material suppliers from one each for steel and foam.  The latter objective required certain retooling and related activities on the assembly line at the manufacturing facility.  The resulting impact of the supplier changes is various suppliers for each product while reducing unit costs.  To achieve these goals, due to manufacturing downtime for retooling and testing of new material, revenues decreased slightly in 2006 from 2005.

In 2007, the restructuring in 2006 reflected positively as the Company recorded profits in each of the first, second, and third quarters.  These positive developments also resulted in part from two acquisitions.  In May 2007, the Company acquired Ionian Construction, Inc. to facilitate the construction services offered into Tennessee.  In August 2007, the Company acquired Revels Construction, LLC to facilitate the construction services offered into Florida.

The following information should be read in conjunction with the consolidated financial statements of ACT and ACT-DE, our Predecessor, and the notes thereto appearing elsewhere in this Prospectus. Statements in this section and elsewhere in this Prospectus that are not statements of historical or current fact constitute “forward-looking statements”. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this Prospectus beginning on page 8.

SUMMARY FINANCIAL INFORMATION

The following table provides selected consolidated financial data for ACT for the nine months ended September 30, 2007 and 2006 and as of December 31, 2006.

STATEMENT OF OPERATIONS DATA

	For the	For the
	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2007	30, 2006
Revenue, net	9,018,330	6,064,173
Gross profit	2,638,096	1,570,544
Income (loss) from operations	1,119,418	(364,706)
Net income (loss)	738,055	(592,929)

BALANCE SHEET DATA

		Restated
	September	December
	30, 2007	31, 2006
Current assets	4,367,429	1,112,363
Current liabilities	1,625,598	1,790,282
Total assets	10,082,092	4,226,052
Long-term debt	4,712,863	907,598
Stockholders’ equity	3,783,421	1,960,067

NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2006

RESULTS OF OPERATIONS

Total revenues increased to $9,018,330 for the nine months ended September 30, 2007 from $6,064,173 for the nine months ended September 30, 2006. The increase of $2,954,157 or 48.7% resulted primarily from the Company’s acquisition of ACI and ACR, on May 16, 2007 and August 27, 2007, respectively.  The revenue attributed by ACI and ACR for the period was $2,634,785 (89.2% of the increase) and $103,957 (3.5% of the increase), respectively.  ACP’s revenue increased from $1,604,974 to $2,411,286 for the nine months ended September 30, 2006 and 2007, respectively, offset by a decrease from $4,832,943 to $4,070,774 for the nine months ended September 30, 2006 and 2007, respectively.  The increase at ACP was due to increased marketing efforts and the effects of the financing completed in June 2007 whereas the decrease by ACM was primarily due to the manufacturing line being restructured in the first quarter of 2007 due to the transition from a single supplier of raw materials to a diverse group of vendors to assure the Company of stability of its supply and the subsequent shut down of the factory in September 2007 for equipment repairs and improvements.  This restructuring required the line to not be operational the full quarter even though orders from customers continued to be received.  The change in the method of acquiring raw materials will result in decreased unit costs due to long-term commitments with increasing quantities coupled with the arrangements being with the actual provider of the material, not a broker.  The transition required operations to be reduced at various times during the entire three months as testing was required to maintain compliance with the certifications by independent third parties as associated with the ACTech® Panel related to the new raw materials vendors.  Orders scheduled for September 2007 were rescheduled for October 2007.

Total revenues and the percent of consolidated revenue for the nine months ended September 30, 2007, were provided as follows:  ACM, $4,070,774 (45.1%), ACP, $2,411,286 (26.7%, ACI, $2,634,785 (29.2%), ACR, $103,957 (1.2%), ACD, $26,000 (0%), ACCS, $0 (0%), and ACSR, $0 (0%).  The difference between the reported revenue and the individual subsidiaries is the result of consolidating eliminations.

Cost of sales was $6,380,234 and $4,493,629, respectively for the nine months ended September 30, 2007 and the nine months ended September 30, 2006. As a percent of revenue, the cost of sales decreased from 74.1% to 70.7%, for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2007.  The manufacturing facility, ACM, recognizes a lower cost of sales percent, 65.0%, than the consolidated total, whereas the developers and construction divisions, ACP, ACI and ACR, have a higher cost of sales percent (70.1%, 82.7%, and 85.5%, respectively) as compared to the consolidated total.  ACM has diversified its supplier base while achieving lower raw material pricing as steel prices escalated in the marketplace.  While this resulted in a reduced percent of cost of revenues, the decrease was offset by the effect of the downtime as discussed due to the restructuring and modifications required by the testing of new raw materials.  During the downtime, the fixed costs associated with the manufacturing process; payroll, depreciation and other applicable expenses, continued while not being offset by revenue.  ACP’s cost of sales decreased from 75.5% to 70.1% of revenue for the nine months ended September 30, 2006 and 2007, respectively.  The ACP cost of sales is typically at a higher percent than ACM, dependent on the sale being a higher percent of ACTech® Panels or other related construction solutions.  ACM’s cost of sales decreased from 73.5% to 65.0% for the nine months ended September 30, 2006 and 2007, respectively.

The cost of sales and the percent of consolidated cost of sales for the nine months ended September 30, 2007, by subsidiary, is as follows:  ACM, $2,646,249 (41.5%), ACP, $1,689,968 (26.5%), ACI, $2,178,736 (34.1%), ACR, $88,933 (1.4%), ACD, $4,820 (0%), ACCS, $0 (0%), and ACSR, $0 (0%).  The difference between the reported cost of sales and the individual subsidiaries is the result of consolidating eliminations.

Gross profit was $2,638,096 and $1,570,544, respectively for the nine months ended September 30, 2007 and the nine months ended September 30, 2006.   As a percent of revenue, gross profit was 29.3% and 25.9%, respectively for the nine months ended September 30, 2007 and the nine months ended September 30, 2006.  The increase in the gross profit was primarily attributable due to the decrease in raw material costs in 2007 for ACM offset by the higher cost of sales for ACP, ACI and ACR for the nine months ended September 30, 2007.

Total operating expenses decreased to $1,518,678 for the nine months ended September 30, 2007 from $1,935,250 for the nine months ended September 30, 2006. This decrease of $416,572 or 21.5%, was mainly attributable to the reduction in the cost of accounts receivable factoring fees ($113,000 and $225,578, respectively), insurance expenses ($114,026 and $160,039, respectively), and certain professional fees ($323,346 and $473,399, respectively).  The remaining variance reflects management’s efforts to reduce operating expenses for the Company.

The operating expenses and the percent of consolidated operating expenses for the nine months ended September 30, 2007, were contributed as follows:  ACM, $523,984 (34.5%), ACP, $462,216 (30.4%), ACI, $55,960 (3.7%), ACR, $9,680 (0.6%), ACD, $20 (0%), ACCS, $0 (0%), ACSR, $3,477 (0.2%), and ACT, $463,341 (30.5%).

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2006 TO THE PERIOD JANUARY 21, 2005 (DATE OF ACQUISITION) THROUGH DECEMBER 31, 2005

RESULTS OF OPERATIONS

Total revenues decreased from $9,528,984 for the period January 21, 2005 (date of acquisition) through December 31, 2005 to $8,634,349 for the year ended December 31, 2006. The decrease is primarily related to the reduction in Florida school contracts ($8,071,049 in 2005 compared to $4,471,028 in 2006), offset by an increase in sales for ACP from $573,584 in 2005 to $3,023,897 in 2006.

Cost of revenues were $7,330,809 and $7,472,262, respectively for the year ended December 31, 2006 and the period January 21, 2005 (date of acquisition) through December 31, 2005. As a percent of revenue, the cost of revenues increased from 78.4% to 84.9%, respectively for the period January 21, 2005 (date of acquisition) through December 31, 2005 and the year ended December 31, 2006, primarily due an obsolete inventory write-off in the fourth quarter of 2006 of $304,296 (related to 2005 inventory) and the reduced revenue for ACM. ACP, a general contractor, as compared to the subsidiary and primary revenue producer in 2005, ACM, the manufacturer of the ACTech® Panel, has a lower gross profit percent. The cost of revenues for ACP for 2006 was 91.6% compared to 81.3% for ACM.

Gross profit was $1,303,540 and $2,056,722 respectively for the year ended December 31, 2006 and the period January 21, 2005 (date of acquisition) through December 31, 2005. As a percent of revenue, the decrease in gross profit was from 21.6% and 15.1%, respectively for the period January 21, 2005 (date of acquisition) through December 31, 2005 and the year ended December 31, 2006.

Total operating expenses increased to $3,029,158 for year ended December 31, 2006 from $2,129,315 for the period January 21, 2005 (date of acquisition) through December 31, 2005. This is mainly attributed to the reserve for bad debt taken in 2006 (related to 2005 accounts receivable), the write-off of a $353,048 note receivable, the increased cost of factoring ($307,156), increase in professional fees associated with product compliance licensing and certification ($275,000) and the costs associated with being a public company.

CASH AND SOURCES OF LIQUIDITY

As of September 30, 2007, the Company had a working capital surplus of $2,741,831. Net income was $738,055 for the nine months ended September 30, 2007. The Company generated a negative cash flow from operations of $1,699,587 for the nine months ended September 30, 2007. The negative cash flow from operating activities for the period is primarily attributable to the Company’s increase in inventories, $697,142, accounts receivables, $1,425,444, prepaid expenses and other current assets, $759,271 offset by the increase in accounts payable of $197,663.

Cash flows used in investing activities for the nine months ended September 30, 2007 consisted of the acquisition of $274,719 of manufacturing equipment and computers used in operations and goodwill of $2,489,714 associated with the acquisitions of ACI and ACR.

Cash flows provided by financing activities for the nine months ended September 30, 2007 was $4,873,864 primarily due to the financing completed on June 30, 2007.

The Company had a net increase in cash of $411,844 for the nine months ended September 30, 2007 compared to a decrease of $114,144 for the nine months ended September 30, 2006.

On June 30, 2007, the Company completed the placement of Senior Secured Convertible Debentures with a group of private investors. The net proceeds of $4,000,000 were used to pay-off debt, pay down payables and to provide working capital to fund the Company’s marketing plan. See Note 6 - Notes Payable.

By adjusting its operations and development to work within the Company’s financing and budget, management believes it has sufficient capital resources to meet projected cash flow needs through the next twelve months. The Company has completed a restructuring of its vendors to diversify while decrease its cost of sales as a percent of revenue along with a marketing effort and strategic acquisitions that should provide a diversification in revenue stream. However, if thereafter, the pricing of commodities and other raw materials increase dramatically, sales grow rapidly, and we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

The effect of inflation on the Company’s revenue and operating results was not significant. The Company’s operations are located in North America and there are no seasonal aspects that would have a material effect on the Company’s financial condition or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There were 517 record holders of the Company’s common stock as of September 30, 2007. The Company’s shares are currently traded on the OTC Bulletin Board under the trading symbol ACCY. The Company’s shares commenced trading on April 3, 2007. The closing bid and ask prices for the Company’s common stock were as follows:

	Closing Bid	Closing Ask
Quarter Ended 9/30/06	N/A (a)	N/A (a)
Quarter Ended 12/31/06	N/A (a)	N/A (a)
Quarter Ended 3/31/07	N/A (a)	N/A (a)
Quarter Ended 6/30/07	$7.15	$7.31
Quarter Ended 9/30/07	$7.50	$7.61
Quarter Ended 12/31/07	$4.75	$5.30

(a) Trading began on April 3, 2007.

DIVIDENDS AND DIVIDEND POLICY

We have not historically paid any cash dividends on our common or preferred stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in the business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our financial condition, results of operations, capital requirements and other relevant factors.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information about our equity compensation plans, including our 2004 Stock Option Plan (the Plan), as of September 30, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans to Employees Approved by Shareholders	1,800,000	(1)	$0.55	2,200,000	(2)
Warrants Not Approved by Shareholders	2,190,000	(3)	$1.75
Total	3,990,000		$1.35

(1) Represents shares subject to outstanding options under the Plan.

(2) Represents shares available for option grants under the Plan.

(3) Represents non-plan options and warrants.

EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS

Our board of directors currently administers the Plan. The Plan provides for the grant of options (incentive and non-statutory) to officers, directors, employees, and independent contractors capable of contributing to our performance. We have reserved an aggregate of 4,000,000 shares of common stock for grants under the Plan. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended. As of September 30, 2007, we had outstanding non-statutory options to purchase 1,800,000 shares of our common stock. Options have a term of eight years, unless earlier terminated in accordance with the provisions of the Plan and applicable stock option agreements. The exercise prices of all of the options granted as of September 30, 2007 are between the prices of $0.25 and $0.75 per share, and generally have scheduled vesting except for options to purchase for 400,000 shares which vested March 1, 2005, options to purchase 200,000 shares which vested March 1, 2006, options to purchase 500,000 shares which vested June 1, 2006, options to purchase 200,000 shares which vested March 1, 2007 and options to purchase 200,000 shares which vested June 1, 2007. An additional 100,000 shares scheduled to vest on June 1, 2008 were vested on December 21, 2007, for an interim officer of the Company that resigned in order to take a position on the Board of Directors of the Company. The Board of Directors approved the acceleration of the vesting. Upon expiration of unexercised options, the unpurchased shares subject to such options will again be available for purposes of the Plan. As of September 30, 2007, 1,050,000 options had been exercised. The value to the Company was $387,500 which is recorded as a long-term note receivable from two parties as provided for in the Company’s Plan.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

Alternative Construction Technologies Corporation (“ACT-DE”) was incorporated in Delaware in 1997 and was owned by Mr. Paul Janssens. Quality Metal Systems, LLC, a Florida limited liability company (“QMS”) was formed in 2002 and was also owned by Paul Janssens. QMS held the title to various fixed assets including the Facility and production line. The three patents utilized in the business were owned privately by Paul Janssens.

On January 21, 2005, Alternative Construction Technologies, Inc., a Florida corporation (“ACT”) acquired ACT-DE, selected assets of QMS and the patents owned by Mr. Janssens.

Our corporate headquarters are located at 2910 Bush Drive, Melbourne, Florida 32935. Its website address is http://www.actechpanel.com. (Information contained in the Company’s website is not part of this Prospectus, nor incorporated herein, by reference.)

THE COMPANY AND ITS BUSINESS

OVERVIEW

Alternative Construction Technologies, Inc. produces patented, galvanized-steel, interlocking Structural Insulated Panels (SIPs) that are used in all facets of the construction industry. The company’s SIP system is used as an alternative to conventional materials such as lumber and bricks and is considered “green” building technology. Specifically, our foam integrated system is Chlorofluorocarbons (“CFC”) free, as we use a strictly hydrocarbon and water foam interjection system. In addition, we have completed the GREENGUARD™ Emissions Test for General Construction, conducted by Air Quality Sciences, Inc., on August 16, 2004 (AQS Report No. 12619-02) with the finding that our product met all of the emission level requirements of the GREENGUARD Product Guide™ Listing.

According to SIPSTech, Inc., www.sipstech.com, (not included in this Prospectus) a leading provider of SIPS technologies headquartered in Calgary, Canada, when you build with SIPs, you’re building homes and commercial properties that can save 50% or more on energy costs when compared to conventional stick frame construction. That means less fossil fuel consumption and less greenhouse gas emissions. SIP technology provides higher “whole-wall” R-value, tightens the building envelope, and reduces air infiltration. That allows the consumer to downsize the heating and cooling equipment. It’s the combination of these systems that makes up the technology of a high-performance SIP building. You will also enjoy the green building benefits of less job-site waste, better utilization of material resources, and more environmentally friendly building practices. Industry research and testing has demonstrated that SIPs are superior to frame and block construction materials due to: superior strength and load characteristics, superior wind ratings, superior R-factor and insulation, labor costs, reduced construction labor costs, speed and ease of construction and resistance capabilities to fire, moisture, mold and insects. Michael Morley, the author of “Building with Structural Insulated Panels (SIPS)”, a book endorsed by the Structural Insulated Panel Association in Gig Harbor, Washington, further states, “Every once in a while a new technology comes along that makes its Predecessors obsolete.. SIPs produce a structurally superior, better insulated, faster to erect, and more environmentally friendly house than ever before possible.” In 2000, the International Residential Code (“IRC”) replaced the Council of American Building Officials (“CABO”), the International Conference of Building Officials (“ICBO”), Building Officials and Code Administrators International (“BOCA”), and the Southern Building Congress International (“SBCCI”). The newly organized IRC contains a section specifically establishing energy-related requirements for new construction. Efforts by the Office of Science and Technology under the U.S. Government led to the development of the Partnership for Advancing Technology in Housing (“PATH”). The PATH initiative seeks to reduce the environmental impact and energy use of new housing by 50% or more by 2010. SIPs are a featured technology in PATH’s vision.

The Company also manufactures patented in-house safe rooms used for the protection of loved ones and valuables in the event of weather disasters or home intrusions

The ACTech® Panel is a patented SIP that has undergone extensive testing performed by independent laboratories and agencies. The SIP is composed of steel, both 26 and 20 gauges, as the outer skins of the wall with the calculated injection of formulated foam serving as the insulation. The ACTech® Panels are environmentally friendly, sustainable and fully recyclable. They are used as cost effective, energy efficient and disaster tolerant alternative to conventional building materials. They allow for rapid building, by both skilled and unskilled labor. Additionally, SIPs are at the forefront of the “green” building industry

The Company and/or its Predecessor have produced SIPs for ten years. The Predecessor company focused resources upon research and development, endorsements, and product testing and quality control matters, as opposed to sales and marketing related efforts. This is evidenced by static total sales and no material marketing expenditures in 2004 and previous years. The Company has re-focused resources upon sales and marketing initiatives, building distributor relationships, potential joint ventures, customer service, and operating, production and delivery efficiencies. In light of this transition, the Company has improved its sales outlook from two active customers and zero prospects. In May 2007, the Company acquired Ionian Construction, Inc., a Tennessee corporation, a commercial and residential developer in Cleveland, Tennessee, to complement the Company’s long-term growth objectives.  In August 2007, the Company filed name changes for the parent company and its subsidiaries to further promote the Company name with a recognizable name for all companies, as discussed previously in this document.  In August 2007, the Company acquired Revels Construction, LLC, a Florida corporation, a commercial and residential developer in Bradenton, Florida, to further complement the Company’s long-term growth objectives.  Additionally, to promote the Company’s other services; design and consulting, the Company formed two new subsidiaries to centralize these functions company wide into each appropriate subsidiary.  In November 2007, the Company acquired Modular Rental and Leasing Corporation, a Florida corporation, to provide leasing opportunities to the customers of ACT. On June 30, 2007, the Company completed approximately $4 million in funding (as previously discussed in this document) to further facilitate the Company meeting its short- and long-term goals and objectives.

PRODUCTS AND SERVICES

Alternative Construction Manufacturing Division

ACCY produces patented, galvanized-steel, interlocking Structural Insulated Panels (SIPs) that are used in all facets of the construction industry. The company’s SIP system is used as an alternative to conventional materials such as lumber and bricks and is considered “green” building technology. Specifically, our foam integrated system is Chlorofluorocarbon (“CFC”) free, as we are a strictly hydrocarbon and water foam interjection system. In addition, we have completed the GREENGUARD™ Emissions Test for General Construction, conducted by Air Quality Sciences, Inc., on August 16, 2004 (AQS Report No. 12619-02) with the finding that our product met all of the emission level requirements of the GREENGUARD Product Guide™ Listing.

According to SIPSTech, Inc., www.sipstech.com, (not incorporated by reference into this Prospectus) a leading provider of SIPS technologies headquartered in Calgary, Canada, when you build with SIPs, you are building homes and commercial properties that can save 50% or more on energy costs when compared to conventional stick frame construction. That means less fossil fuel consumption and less greenhouse gas emissions. SIP technology provides higher “whole-wall” R-value, tightens the building envelope, and reduces air infiltration. That allows the consumer to downsize the heating and cooling equipment. It’s the combination of these systems that makes up the technology of a high-performance SIP building. You will also enjoy the “green” building benefits of less job-site waste, better utilization of material resources, and more environmentally friendly building practices. Industry research and testing has demonstrated that SIPs are superior to frame and block construction materials due to: superior strength and load characteristics, superior wind ratings, superior R-factor and insulation, labor costs, reduced construction labor costs, speed and ease of construction and resistance capabilities to fire, moisture, mold and insects. Michael Morley, the author of “Building with Structural Insulated Panels (SIPS)”, a book endorsed by the Structural Insulated Panel Association in Gig Harbor, Washington, further states, “Every once in a while a new technology comes along that makes its Predecessors obsolete.... SIPs produce a structurally superior, better insulated, faster to erect, and more environmentally friendly house than ever before possible.” In 2000, the International Residential Code (“IRC”) replaced the Council of American Building Officials (“CABO”), the International Conference of Building Officials (“ICBO”), Building Officials and Code Administrators International (“BOCA”), and the Southern Building Congress International (“SBCCI”). The newly organized IRC contains a section specifically establishing energy-related requirements for new construction. Efforts by the Office of Science and Technology under the U.S. Government led to the development of the Partnership for Advancing Technology in Housing (“PATH”). The PATH initiative seeks to reduce the environmental impact and energy use of new housing by 50% or more by 2010. SIPs are a featured technology in PATH’s vision. In 2007, the IRC incorporated SIPS into its product review classifications.

The ACTech® Panel is a patented SIP that has undergone extensive testing performed by independent laboratories and agencies. The SIP is composed of steel, both 26 and 20 gauges, as the outer skins of the wall with the calculated injection of formulated foam serving as the insulation. The ACTech® Panels are environmentally friendly, sustainable and fully recyclable. They are used as cost effective, energy efficient and disaster tolerant alternative to conventional building materials. They allow for rapid building, both by skilled and unskilled labor. Additionally, SIPs are at the forefront of the “green” building industry.

In 2006, revenues were derived from the sale of the ACTech® Panel SIPs to affordable housing, high-end elegant homes, modular housing, commercial buildings (SeaWorld® Adventure Parks of Orlando, National Semi-Trailer World Headquarters), modular portable classrooms (over 1,300 in the state of Florida), office buildings, government and military facilities (NASA and Cape Canaveral Air Station), and safe rooms, among others.

Alternative Construction Industries Division

The Company manufactures and sells patented in-house safe rooms, the Universal Safe Room™, used for the protection of loved ones and valuables in the event of weather disasters or home intrusions. The Company was approved in 2007 as an above ground safe room under the Mississippi Disaster Recovery Program in which the Governor allocated more than $7 million in FEMA funds as part of the rebuilding effort following Hurricane Katrina.

When the Company is directly involved in the designing of a structure, our success of completing the order grows substantially. To the contrary, when we simply quote a previous designed job, our success rate is less than 10%. As such, the Company incorporated a design element into the services we provide. The Company provides architectural and engineering design for use of our products.

The Company provides consulting services with two distinct programs. Under the first program, our company works directly with foreign leaders, politically and commercially, for the development of large communities. Under the second program, the Company is working with various entities to enhance our current products and incorporate additional product lines. Under this program, the Company has entered into a joint venture with Atlan Holdings International, Inc., for the development of a solar panel. ACCS successfully negotiated a $2 million fee for establishing the right of development of a solar panel utilizing the technology of the ACTech® Panel System. The Solar 18 ACTech® Panel is scheduled for delivery in the summer of 2008.

Alternative Construction Division

The greatest hindrance to sales is the lack of knowledge and understanding of how to use the ACTech® Panel System. The Company began with one construction arm dedicated to building with the ACTech® Panel System. We utilize these skilled General Contractors to train other builders as an enhanced service. This led to exceptional growth opportunities, specifically in Georgia, where our construction arm was located. Utilizing this same principle, we added construction offices in Tennessee and Florida.

ACI currently owns a 23.7 acre subdivision, Southern Oaks, located in Cleveland, Tennessee. ACI will continue to develop the land and construct medium priced houses on an as needed basis. Of the original 59 lots scheduled for development, ACI has built 17 homes and sold 15 of them. Southern Oaks is controlled by Southern Oaks Home Owners Association, which is controlled by ACI until a minimum of 48 homes are sold. In addition to building the subdivision, ACI develops properties, provides infrastructure support, and builds custom homes.

With the acquisition of ACR, the Company obtained exclusive use to process patents utilizing our product in construction that have afforded us to be competitive with standard building processes. Prior to the acquisition of ACR, the Company had to compete on each sale by selling the benefits and superiority of our products. In order to obtain the sale, the buyer had to be willing to pay extra for these benefits and superiority. While the Company still boasts these qualities, we can now compete on a direct cost basis with standard and customary construction methods. We provide an alternative construction method that typically requires no additional cash in order to obtain its benefits.

RESEARCH AND DEVELOPMENT

Our research and development costs for the year ended December 31, 2006 were minimal. In prior years, we performed various research and development including independent laboratory testing and certifications. Under new management, we will continue with the research and development to further validate the Company’s claims as well as increase them to further certify the value of the Company’s products to its customers.

Our company has obtained the following certifications in relation to our product.

1.	Florida - Product Approval for Factory Build Schools

2.
Certificate of Compliance - Structural Insulated Metal Panel Product is manufactured in accordance with the Florida Building Code 2004 and Chapter 9B-72 Department of Community Affairs - Florida Building Commission

3.	Georgia Department of Community Affairs - Industrialized Buildings Component Systems Approval No. 90250-C

4.	Miami Fenestration Lab

5.	Florida Power & Light - BuildSmart® Program

The Company’s products have underdone extensive testing and have been approved or received favorable test results from the following organizations:

Acoustical Testing Lab, Air Quality Sciences, Florida Department of Community Affairs, Georgia Department of Community Affairs, , Miami Fenestration Lab, Omega Point Laboratories, Radco Inc., Texas Tech University and ***** Energy Star rating.

We will also continue to improve on current applications and research new ones. The research will include the safe rooms that address a common as well as a different marketplace. We recognize that the Company is currently essentially a “one-product” company and as such, management has a responsibility to develop new and improved ways of utilizing our products in expanding the markets we compete in. The company has no concrete spending and sourcing plan for research and development. The first step in the company’s product expansion is the development of a roof panel, which it has begun its own in-house testing and development.

In August 2007, the Company formed two subsidiaries; Alternative Construction Design, Inc. and Alternative Construction Consulting Services, Inc., which will complement the Company’s efforts in its research and development.

REGULATORY MATTERS

The regulation of the use of the ACTech® Panel has been completed by state or local building officials responsible for Building Code relevant to the area in which our product is being utilized. In Florida, we obtained state wide product approval by Clemens, Rutherford, and Associates, Inc., the Third Party Administrator and governing body for the State building Codes. In addition to obtaining state wide approval, we were issued Florida Product Approval specific to the ACTech® Panel by the Florida Department of Community Affairs (“DCA”), Florida Product ID # FL5343. We are currently in the process of obtaining International Code Council (“ICC”) certification. The International Building Code (“IBC”) is the code adopted by the ICC. The ICC was established in 1994 as a nonprofit organization dedicated to developing a single set of comprehensive and coordinated national model construction codes. The founders of the ICC are Building Officials and Code Administrators International, Inc. (BOCA), International Conference of Building Officials (ICBO), and Southern Building Code Congress International, Inc. (SBCCI). Since the early part of the last century, these nonprofit organizations developed the three separate sets of model codes used throughout the United States. Although regional code development has been effective and responsive to our country’s needs, the time came for a single set of codes. The nation’s three model code groups responded by creating ICC and by developing codes without regional limitations, called the International Codes. The IBC is now adopted in 47 states, plus Washington, D.C.

Our Company has contracted the services of RADCO, Inc., a national testing laboratory, to assist with obtaining the IBC Certification of our Product. The IBC is currently under revisions, with completed comments, and expected 2006 IBC published guidelines to be released by the ICC. Once the new codes are effective, our Company will continue to proceed and obtain said Certification. On July 31, 2007, the Company successfully completed its scheduled product testing of the ACTech® Panel. The tests were completed by Hurricane Engineering and Testing, Inc., located in Miami, Florida. Hurricane Engineering and Testing, Inc. is a premier fenestration and product integrity testing facility subject to criteria dictated by the Florida Department of Community Affairs (DCA) at the direction of Statutory Boards, Commissions and Councils that are charged by the legislative bodies that determine the laws applicable to the sale, use and claims of construction materials and products statewide in Florida. The ACTech® Panel met the specific standards or protocols required to obtain Miami-Dade Product Certification and maintain its Florida Product Identification Active Status.

This certification is considered the industry standard relevant to our business and will enable our product to be used in any state throughout the country. Our company maintains a strong compliance program in support of all products. The cost of this program annually runs at $250,000 per year plus filing and certification fees and other miscellaneous charges as applicable. As stated above in the Research and Development discussion, the Company has undergone and been approved by various regulatory and independent groups and agencies. The Miami Fenestration Lab which verifies meeting the stringent Miami-Dade code for construction to meet wind resistant requirements, has tested and approved the ACTech® Panel, giving it a significant edge over typical concrete block or wood construction, both inferior in withstanding the winds related to hurricanes and tornadoes.

PATENTS AND TRADEMARKS

The Company maintains three patents. The first Patent, 5,373678, was issued in 1994 for a “structural wall apparatus” with an “...intermediate insulating core of foamed polymer”, “at least one interlocking edge...” and “...an elongated reinforcing member strengthening flange...”. This patent covers our structural insulated panel with “S” shaped fastened stiffener. The second, Patent 5,827,458, covers the continuous method of making structural foam panels. This patent covers and defines our manufacturing process including the de-coiling of our galvanized steel skins and stiffeners, straighteners for threading and attaching the stiffeners to the skins, roll formers for shaping both skins and stiffeners into structural shape, a foam injector, a foam conveyor, a curing oven, a cut-off saw and the computer that controls the saw. This patent was issued in 1998 and prevents competition from manufacturing, via continuous feed, a panel that introduces any structural reinforcing strip and, essentially, precludes competition insofar as no other manufacturer can utilize the protected process to manufacture such products in a continuous form feed without infringing on our patent. The third Patent, 6,438,906, pertains to the production of the Company’s in-house Safe Rooms used for protection from natural disasters or home intrusions. The company’s continuous manufacturing process patent is also filed internationally in Argentina, Bahamas, Brazil, Canada, China, Columbia, Poland and Russia.

The Company has filed and either holds the registered trademark or has an active trademark application filed with the U.S. Patent and Trademark Office. The trademarks are: 1) ACTech® Panels, 2) Interlocking Building Systems™, and 3) the company “A” logo as seen at the front of the filing and as used as the Company’s logo on all marketing and public literature.

PRODUCT DISTRIBUTION AND CUSTOMERS

The Company currently maintains distribution agreements and reseller agreements as a source to sell its products. The standard terms associated with our reseller agreements grant a non-exclusive license to sell within the United States and Canada. The terms are for an initial two year period with one automatic two year renewal period unless cancelled in writing. Each agreement defines payment terms as mutually agreed upon with set purchase prices based upon volume of sales during a 12 month period commencing upon first sale.

Since the acquisition of ACT-DE, a majority of the Company’s business was from Nelson, LC (“Nelson”) in Orlando, Florida. Nelson builds and sells modular classroom facilities within the State of Florida. Ultimately, Nelson has an arrangement with Mobile Modular, a subsidiary of McGrath Rental Corp (NYSE: MGRC), whereby they sell the completed building to Mobile Modular who, in turn, leases them to various counties and agencies within the Florida Department of Education. The Company currently produces product based upon Purchase Orders submitted two weeks in advance of their expected delivery date. The Company has committed resources to the fulfillment of these expected Purchase Orders at least two months ahead of production schedule. The Company may witness significant declines in revenue should this customer go out of business or seek product from competitive sources. We do not have any long-term contracts with this company.

ACP, a majority-controlled company of ACT, entered into a Management Agreement with Alternative Construction Partners, LLC, a Georgia Limited Liability Company based in Palmetto, Georgia on August 15, 2005 to provide contractor and administrative management services to ProSteel utilizing their expertise to build residential and commercial projects utilizing the product of ACT. This agreement was canceled on March 31, 2006 and the members of ACP involved in the day to day operations were hired as employees of ACP.

ACI, a majority controlled company of ACT, utilizes their expertise to build residential and commercial projects. With the acquisition by ACT, ACI will utilize the ACTech® Panel in a significant portion of its projects in Tennessee.

ACR, a wholly-owned company of ACT, utilizes their expertise to build residential and commercial projects. With the acquisition by ACT, ACR will continue to utilize the ACTech® Panel in a significant portion of its projects in Florida.

The Company has made two international sales in 2005 and 2006 which include one-time shipments to Mexico, which consisted of three sample homes, and Kazakhstan, which consisted of one home. There has been no commitment for additional sales in either country since the initial sample orders were shipped.

COMPETITION

The structural insulated panel (“SIP”) industry has variations in the manufacturing of SIPs. The Company manufactures its SIPs with steel skins and injected foam as the insulation. Other manufacturers utilize the variations of the steel and foam, wood skins with foam injection, insulated concrete forms, and other various methods of producing alternative building materials. In addition, the missile projectile study completed by Texas Tech University demonstrates the strength of our panels against sustained winds caused by hurricanes and tornadoes. The ACTech® Panel has completed testing and been certified in regards to sustained winds, acoustical, mold and mildew, insect resistance, wall bearing strength, projectiles, through multiple national and state level testing facilities (see “Research and Development”). A competitor that uses wood partially defeats itself as wood is subject to termites and other bug infestations. The utilization of trees to build its products loses any opportunities to derive sales from the environmental community. In addition, wood is not as strong against sustained winds especially since the projectile testing confirms its weaknesses compared to steel.

The SIP industry has existed since the 1940’s in the United States. Entrepreneurs have sought many alternative building models in which to supplement the standard bricks and sticks. The SIP industry has many locally and regionally based companies, with only a few manufacturing on a national level and/or international level. Many SIP companies specialize in specific markets (i.e., roofing panels, garage doors, portable sheds, etc.). The primary industry today for SIPs is the commercial industry. SIPs are still in the introductory phase as an alternative to residential building. ACT’s primary business is in the modular classroom industry and residential and commercial building. ACT’s management recognizes the competition and does not believe that any pose a threat to the longevity of the Company in the short- or long-term. According to the U.S. Census Bureau, as of August 2004, the “value of construction put in place - seasonally adjusted annual rate”, was $1.015 trillion, with significant growth annually in the SIP market. Only 1% of new home construction in the U.S. in 2002 used foam paneling, but the application is growing 15% a year, according to William Wachtler, executive director of the Structural Insulated Panel Association (“SIPA”), the principal SIP trade association. Mr. Wachtler was quoted in Forbes magazine in an article titled “Foam” written by David Armstrong in the June 21, 2004 edition The Structural Insulated Panel Association (“SIPA”) (www.sipa.org, information contained in this website is not part of this Prospectus, nor incorporated herein, by reference.) states that the SIP industry has grown by more than 35% per year since 1994. With these considerations, the marketplace is large enough to have multiple quality companies without having one recognized as a threat to another.

In the comparison of pricing, ACT is competitive in the marketplace. In many circumstances, ACT is significantly lower per square foot than its SIP competitors that utilize steel and foam as raw materials. Due to the capability of a continuous form feed processing line that inserts the structural steel foam, protected by our patents, our competitors are required to utilize molds which require additional time for processing, additional cost for personnel, and additional maintenance and cleaning cost, effectively pricing them higher than we are. In comparison to traditional construction utilizing wood or concrete, the ACTech® Panel is comparable but usually slightly higher in initial up-front cost. In a cost analysis, conducted in-house, using factors including energy efficiency, appraisals, site material pilferage, speed of construction, waste and other integral aspects of construction and valuation of a building, the ACTech® Panel in a short three-year period has a significantly better square foot cost. According to Fannie Mae home builders receive up to a 5% appraisal increase on the value of their home if built from SIPS as documented at www.panelwrights.com/sipsave.htm (Information contained in this website is not part of this Prospectus, nor incorporated herein, by reference.). Insurance companies often issue savings between 5-20% of the premium for housing built utilizing SIPS. Energy savings can reach through better thermal performance (Building With Structural Insulated Panels (SIPS), Strength and Energy Efficiency Through Structural Panel Construction, Michael Morley, The Taunton Press, 2000). In 1998, the Oak Ridge National Laboratory in Oak Ridge, Tennessee completed thorough testing of SIP wall configurations. The results showed that a SIP wall with 3 inch EPS core (our standard size) had a 31% better insulation value than a conventional wall framed with 2x4s and insulated with fiberglass batts. The Energy Studies in Building Laboratory at the University of Oregon conducted extensive tests on SIP panels that closely monitored the labor required to erect a SIP structure. The result concluded that a SIP structure required 34% less on-site construction time.

The Company currently has only one product it sells, restricting its potential growth in the marketplace by customer expansion. The Company is currently considering, through its research and development division, other products that will expand the Company’s market share thereby allowing the Company to compete on a more direct basis with some of its competitors.

EMPLOYEES

As of September 30, 2007, the Company had 30 employees, of whom 6 are primarily administrative and executive personnel, with 14 in ACMT, 3 in the operations of ACP, 3 in the operations of ACI, and 4 in the operations of ACR. None of our employees are covered by a collective bargaining agreement, and management believes its relationship with our employees is good.

With the market downturn in residential building, it has reflected on the Company and its staffing. However, with the niche the Company has found as a “green” product supplier, the demand for environmentally friendly products, like the ACTech® Panel should offset the adverse effect of the downturn in building. Additionally, commercial building in the United States has continued to maintain a strong level. With these factors, the Company believes that its staffing will increase over the next several periods.

SUPPLIERS

We maintain several vendor suppliers to meet our needs. The terms of payment for the various vendors is standard 30 day terms upon receipt of invoice with no discount.

MANUFACTURING

The Company manufactures its own SIPs at its 154,000 square foot facility in Bolivar, Tennessee. The manufacturing line currently being utilized is also owned and operated by the Company. The facility has the capability of adding up to two additional manufacturing lines, all capable of round-the-clock production. As deemed appropriate, the Company will evaluate the necessity of additional facilities in other states.

MARKETING

ACT’s comprehensive marketing plan was developed with a focus on building brand awareness to help drive consumers to inform the commercial and residential industries concerning the use of SIPs. ACT markets its product through internal and external sales people as well as through distributorships. To achieve sales objectives, ACT has engaged a sales/marketing consulting group to help develop an integrated marketing plan designed primarily to attract new customers from the company’s recognized target audience.  The target customers include: builders/developers, architects/engineers, and end users (including commercial, government/military, school superintendents, and all facets of high-end residential builders) throughout the Gulf Coast of the U.S.  Utilizing a $250,000 budget, the communication plan will focus primarily on sharing the competitive advantages of ACTech® Panels and its Interlocking Building System - including product benefits such as environmentally-friendly, speed and ease of construction, energy efficiency, and safety from weather-related disasters - in an effort to create brand recognition and interest.  A consistent branding message will be tailored to each target group to ensure relevance of communication and benefits, and shared via a mix of venues (such as direct mail, print, broadcast, web, and public relations) that maximize exposure in the most cost effective manner.  In addition to creating brand awareness, efforts will be taken concurrently to increase business relationships through participation in key organizations (e.g. Home Builders and Contractors Associations) and, perhaps most critically, a concerted effort by the ACT sales team to aggressively follow-up with target customers following their exposure to the marketing messages.

ACT works in concert with commercial and residential developers in promoting the ACTech® Panel. ACT owns 80% of ACP, which builds commercial and residential properties solely with ACTech® Panels with current projects in Georgia, with future projects scheduled for Mississippi, Alabama and Florida. ACT also owns 80% of ACI, which builds commercial and residential properties with the ACTech® Panels with current projects in Tennessee. ACT owns 100% of ACR, which builds commercial and residential properties with the ACTech® Panels with current projects in Florida.

Every year, school districts release new Requests for Proposals that range from 200 to 600 units each. ACT began 2005 with business only in the Educational Field and with one customer. The risk associated with this model prompted Management to take swift and decisive action. ACT now courts customers that build modular classrooms and affordable housing that has grown the business in Florida and Louisiana. Temporary housing for construction workers related to the Katrina rebuilding efforts has provided significant revenue since 2006. Currently, the Company supplies orders to Nelson LC, and New Century Structures, Inc., in support of the annual growth in the educational market. As outlined in the Florida K-12 5 Years Work Plan, and the Florida CC and SUS Capital Improvements, the projected need for classrooms from 2006 to 2010 exceeds $25 billion in cost.

In the United States, structural insulated panel systems, or SIPs, have been bouncing around the far edges of the construction industry for decades. Only 1% of new construction in the U.S. in 2002 used foam paneling, but the application is growing 15% a year, says William Wachtler, executive director of the Structural Insulated Panel Association (Forbes magazine). The panelized classroom, while in its infancy stage (introduced into the education field in June 2004) has become the fastest growing seller (per unit) to provide classrooms throughout the State of Florida. ACT is gearing its manufacturing plant for the rapid growth expected in this market.

The Commercial and Residential industries are the final two categories ACT will continue to develop sales in. In 2005, approximately 10% of all sales were from Commercial and Residential sales. In 2006 and for the nine months ended September 30, 2007, commercial and residential sales accounted for 10.3% and 26.0%, respectively, of ACT’s business. In 2008, the target percentage of sales in these two markets is approximately 72.2%. Diversification is important to substantiate growth and reduce risks. ACT is currently negotiating commercial and residential contracts in Illinois, Georgia, Florida, Tennessee, Louisiana, and Texas.

ACT maintains sole right to market and distribute its product through: (i) Internet sales, (ii) catalog sales, (iii) sales through independent developers and sales to United States military establishments.

ACT sales and marketing efforts will target the United States that require rapid building created by natural disasters and/or a need for a non conventional building method. The Company will promote our products through several marketing and media sources, including radio, television, consumer and trade print, housing seminars and tradeshows, and online marketing efforts through our website, http://www.actechpanel.com. (Information contained in the Company’s website is not part of this Prospectus, nor incorporated herein, by reference.) Education of builders and the consumer will be an important element in introducing our products to potential users.

We anticipate that the educational capital improvements will continue to provide a significant portion of the revenue from product sales. However, commercial and residential developers, which currently account for less than 15% of total sales, will continue to be an integral part of our sales and marketing strategy.

PROPERTIES

The Company’s principal executive offices are located at 2910 Bush Drive, Melbourne, Florida. This leased office space is used by the Company’s executive management team as well as the administrative staff. It has a five year lease at $4,000 per month. The Company’s manufacturing facility for ACMT is located 1033 Lake Street, Bolivar, Tennessee. The property consists of approximately 10 acres of real estate including a 154,000 square foot structure of usable space. The structure is utilized for the manufacturing of the ACTech® Panel. The Company owns this property. ACP’s office is located at 1485 Highway 34 East, Suite A-1, Newnan, Georgia. It has entered into a three-year lease expiring June 2009 for the property at a rate of $900 per month for a 1,413 square foot office. ACI is located at 3106 North Ocoee Street, Cleveland, Tennessee. It has a lease for a 900 square foot office for $575 per month expiring May 2008. ACR utilizes mobile offices and uses the executive office for its administration. ACI owns 23.7 acres of land located at 5318 Dalton Pike, Cleveland, Tennessee. This land has been approved for development of commercial and residential housing.

The following table sets forth for each property the total square footage of office space, square footage of operations space and total square footage and acreage (for owned property) at September 30, 2007.

	Total	Square Footage
	Acres	Office	Operations	Total
Corporate Offices
[1] Melbourne, Florida		5,168		5,168
[2] Newnan, Georgia		1,413		1,413
[3] Cleveland, Tennessee		900		900

Manufacturing Facility
[4] Bolivar, Tennessee	9.628	6,795	147,209	154,004

Development
[4] Cleveland, Tennessee	23.7

[1] This office is leased through May 31, 2012.

[2] This office is leased through April 30, 2009.

[3] This office is leased through June 30, 2008.

[4] This facility and land is owned by the Company.

The Company believes that the current facilities are suitable for its current needs.

LEGAL PROCEEDINGS

On October 2, 2006, the Company was named in a lawsuit captioned New Millennium Enterprises, LLC and Phoenixsurf.com, LLC v. Michael W. Hawkins, et. al. U.S. District Court, Middle District of Georgia, 3: 06-CV-84 (CDC). The lawsuit alleges violations of the Georgia Securities Act, Georgia Fair Business Practices Act, Federal Securities laws and certain other unspecified laws in connection with the investment by Plaintiffs of $500,000 in ACT and seeks rescission of this investment. Plaintiffs amended their complaint on April 11, 2007. The Company filed an answer to the amended complaint denying all essential allegations of the complaint and asserting affirmative defenses showing why the plaintiffs are not entitled to the relief sought. In addition, the Company filed Counterclaims against the Plaintiffs and Third Party claims against individual officers and directors of Plaintiff, alleging a malicious interference with the Company’s business and business relations, conspiracy to interfere with our business, libel and slander, and violation of rights under Title IX of the Organized Crime Control Act of 1970 as amended. The Parties are to establish a consolidated plan of discovery in 2008. The Company believes it has meritorious defenses to the claims and intends to vigorously defend this lawsuit and to pursue its counterclaims.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information with respect to persons who, as of the date of this Prospectus, were serving as directors and/or officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

NAME	AGE	POSITION	HELD POSITION SINCE
Michael W. Hawkins	45	Chairman, Chief Executive Officer	22-Oct-04
Willis Kilpatrick	48	Director	22-Oct-04
Jeffrey B. Saturday	32	Director	16-Aug-05
Thomas Amon	60	Secretary, Director	22-Oct-04
Bruce Harmon	49	Director	20-Dec-07
Anthony J. Francel	44	Chief Operating Officer	1-Jun-07
John S. Wittler	49	Interim Chief Financial Officer	20-Dec-07
Gina Bennett	39	Chief Compliance Officer	1-Aug-05

MICHAEL W. HAWKINS, CHIEF EXECUTIVE OFFICER (CEO) AND CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Hawkins is the Founder and Chairman of the Company. He was named CEO in April 2005. Since 1997, Mr. Hawkins has served as the Founder and CEO of Avante (formerly known as 2Play Corporation and MWH Information) which helps innovators, entrepreneurs and startups with all facets of their development and growth. Mr. Hawkins, through delegation of proxies, controls more than 50% of the Avante stock. He has assisted in the development, funding and transition to public venue for six small-cap companies. He has served at the capacity of Chairman of the Board, Director or as a senior level officer of many other start-up and early stage corporations. In 1999, Mr. Hawkins served as Chief Financial Officer of Florida Tan and raised $15 million in equity capital through Private Placement. Prior to this, he was the Technical Manager for Norrell Services where he served in the capacity of Human Resource Manager for Boeing Corporation, under the Delta IV Rocket Program. In 2001, Mr. Hawkins acquired ownership of Integrity Messenger Corporation where he developed and procured an instant messenger service. Mr. Hawkins resigned his position as Director and President in January 2004. Mr. Hawkins, through Avante maintains 87.9% ownership of Integrity Messenger Corporation. Under the services of Banyan Capital Partners and Sargon Capital, Inc., Mr. Hawkins assisted SinoFresh HealthCare, Inc., in securing funding through its “C” and “D” rounds of private funding and provided administrative oversight during a reverse merger into a publicly held company in October 2003. Mr. Hawkins holds a BS in Computer Studies from the University of Maryland.

WILLIS H. KILPATRICK, JR. R.P.H., DIRECTOR. Mr. Kilpatrick is a Founder, a Director and is currently the managing member of South Residential Enterprises, LLC, a sole-proprietor company owned jointly by Mr. and Mrs. Kilpatrick since 1994, where he has overseen multi-million dollar residential development projects in Mississippi. He is a licensed Pharmacist working with the Indian Reservation hospitals in and around Philadelphia, Mississippi. He has served as a Consultant and Investor with SinoFresh HealthCare, Inc., (OTCBB: SFSH) and a Board Member for Integrity Messenger Corporation prior to its reverse merger into a public shell. In addition, he has served as a Board Member for the privately held companies of Adyton Technologies, Inc., a Delaware Corporation established in 2001 that manufactures wellness products, Global Fastener Technologies, LLC, a Florida Limited Liability Company established in 2003 that manufacturers screws (hardware), and Galen Uniphyd Health Plan Corporation, a Florida Corporation established in 2003 that acts as a Physician Services Organization. He is a graduate of the University of Mississippi.

JEFFREY B. SATURDAY, DIRECTOR. Mr. Saturday is the starting center for the Indianapolis Colts. He played his college football at the University of North Carolina at Chapel Hill, and has since been the anchor of the Colts’ offensive line. Mr. Saturday is also an accomplished businessman and is involved in several companies in the areas of construction, land acquisition and developing. He is actively involved in the management of those companies, and currently has over ten properties under development. He serves on the Board of Directors of Advanced Construction Group, LLC, a registered general contracting firm in LaGrange, Georgia.

THOMAS G. AMON, ESQ., SECRETARY AND DIRECTOR. Mr. Amon is a Founder, Director, Secretary and Legal Counsel to the Company and has over thirty years experience as a practicing attorney specializing in Venture International Banking and Financial Law, Oil and Gas Law, Class Action and Shareholders Derivative actions and Toxic and Mass Tort litigation. He is a member of the Board of Directors of Venro Petroleum Corporation, an international energy company located in New York City and Houston, Texas; Accelerated Building Concepts Corporation (ABCC.OB), a Florida corporation which constructs concrete modular structures; and Encore Networks, Inc., a supplier of signaling conversion and network access products located in Dulles, VA. Mr. Amon graduated from Harvard University and the University of Virginia School of Law.

BRUCE HARMON, DIRECTOR.  Mr. Harmon is a Founder of the Company.  Mr. Harmon has for the past five years acted as Chief Financial Officer for SinoFresh HealthCare, Inc. (SFSH.OB, a pharmaceutical company) from September 2002 to September 2003 prior to completion of a reverse merger with a publicly-traded entity, Alternative Construction Technologies, Inc. (ACCY.OB, a manufacturer of construction products) from October 2004 to date, Accelerated Building Concepts Corporation (ABCC.OB, a manufacturer of modular concrete buildings) from January 2006 to date, and Organa Technologies Group, Inc. (OGTG.PK) from July 2006 to February 2008.  He is also a Director and Audit Chairman of ABCC.OB and Director of OGTG.PK.  He holds a B.S. degree in Accounting from MissouriStateUniversity.

ANTHONY J. FRANCEL, CHIEF OPERATING OFFICER (COO).  Mr. Francel is a Founder of the Company.  Mr. Francel is responsible for the management of the plant facility in Bolivar, TN.  Responsibilities include inventory management, logistics, personnel and sales and marketing. Since 1997, Mr. Francel has served as an employee or a consultant to several companies providing Investor Relations, Public Relations, Media Relations, Funding and Sales and Marketing expertise. He has considerable experience with the “Environmentally Friendly”, Organic, Sustainable and United Nations communities. Prior to 1997, Mr. Francel worked in the U.S. Securities Industry and Insurance Industry for nearly 10 years as a retail and institutional broker. He has held Series 7, Series 63, Life and Health, and Fixed and Variable Annuity licenses and has served at various capacities within the industry. In 1997, Mr. Francel resigned from A.G. Edwards and Sons to pursue his career with his Corporate Communications and Consulting businesses.

JOHN S. WITTLER, CPA, INTERIM CHIEF FINANCIAL OFFICER.  Mr. Wittler brings over twenty-six years of financial management, audit and consulting experience to the company. For the past three and a half years, Mr. Wittler was a senior manager with the international consulting firm of Control Solutions International, where he managed and performed engagements for Sarbanes-Oxley 404 compliance, internal audits and Quality Assessment Reviews for medium and large publicly held companies.  From 1999 through 2002, Mr. Wittler was a project management consultant for UPS Supply Chain Solutions, where he was responsible for the design and implementation of global, integrated financial systems. Prior to 1999, Mr. Wittler has served as CFO or controller for several logistics, telecommunications, and manufacturing companies and was Audit Manager with Ernst & Young.  Mr. Wittler serves as the Chief Financial Officer of Organa Technologies Group, Inc. (OGTG.PK) from February 2008 to date.  He holds a B.S. degree in Accounting from Ball State University.

GINA BENNETT, CHIEF COMPLIANCE OFFICER (CCO).  Ms. Bennett has nearly two decades of management experience in federal and local regulatory compliance matters relevant to the public and private sectors. Her expertise is in corporate restructuring, risk management, human resources, M & A, contract/transaction negotiation and administration, corporate governance, stock plan administration, corporate policy and procedure development and implementation, and international market development and product distribution. She has been strategically involved with bringing to market successful IPOs, reverse mergers and the restructuring of numerous public and private companies, such as eMerge Interactive, Inc., Rotech Medical Corporation, Rotech Healthcare, Inc., Presideo, Inc., Labnetics, Inc., and Legacy for Life. Ms. Bennett has a B.S. degree in Legal Studies from NovaSoutheasternUniversity. Ms. Bennett has served on the Space Coast Red Cross Board of Directors from 2004 to 2006. Ms. Bennett serves as the Chairman and Chief Executive Officer of Organa Technologies Group, Inc. (OGTG.PK) from July 2006 to date.  She is also an active member of the Haven House and March of Dimes.

Our directors are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of voting stock as of September 30, 2007 by: (i) each person who is known by us to beneficially own more than 5% of the issued and outstanding shares of common stock; (ii) the Chairman and Chief Executive Officer; (iii) the directors; and (iv) all of the executive officers and directors as a group. For purposes of the beneficial ownership calculations below, the Series A and C preferred stock, which is convertible into common stock on a 1-for-1 basis, are included on an as converted basis such that the total issued, issuable and outstanding voting stock becomes 10,923,347. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.
	Amount and Nature of
Name and Address of Beneficial Owner (1) (2)	Beneficial Ownership		Percent

Michael W. Hawkins, Chairman and Chief Executive Officer	1,764,204	(3)	16.2%
Willis Kilpatrick, Director	461,290	(4) (8)	4.2%
Jeffrey B. Saturday, Director	101,000	(7)	0.9%
Thomas Amon, Secretary and Director	790,000	(5)	7.2%
Bruce Harmon, Director	606,250	(9)	5.6%
Anthony Francel, Chief Operating Officer	626,750	(10)	5.7%
John S. Wittler, Interim Chief Financial Officer	-		0.0%
Gina Bennett, Chief Compliance Officer	25,000		0.2%
Paul Janssens	1,737,696	(6)	15.9%
All Officers, Directors and 10% Shareholders as a Group	6,112,190		56.0%

(1)	Unless otherwise noted, the address of each person or entity listed is c/o Alternative Construction Technologies, Inc., 2910 Bush Drive, Melbourne, FL 32935.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable or exercisable within 60 days of September 30, 2007, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
Includes 320,000 shares of common stock owned by Avante Holding Group, Inc., which is majority owned by GAMI, LLC, which is a limited liability company that Mr. Hawkins and his wife are 100% owners and managing members, 155,000 shares of common stock upon exercising of warrants owned by Avante Holding Group, Inc., 202,854 shares of common stock owned by Ventures Unlimited, LLC, which is a limited liability company Mr. Hawkins is a majority owner, and 1,086,350 shares of common stock owned by GAMI, LLC.

(4)	Mr. Kilpatrick’s address is 1012 Edgewater Drive, Philadelphia, Mississippi 3950.

(5)	Mr. Amon’s address is 250 West 57th Street, Suite 1316, New York, NY 10107

(6)	Included in the total are 1,500,000 shares of common stock issuable upon conversion of 1,500,000 shares of Series A preferred stock.

(7)	100,000 shares held under Saturday Enterprises.

(8)	Shares held under Southern Residential Enterprises.

(9)	Represents 481,250 shares of common stock, 100,000 shares of common stock upon exercising of options and 25,000 shares of common stock upon exercising of warrants.

(10)	Represents 251,750 shares of common stock, 350,000 shares of common stock upon exercising of options and 25,000 shares of common stock upon exercising of warrants.

EXECUTIVE COMPENSATION

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) and each other executive officer whose aggregate compensation was in excess of $100,000 during the fiscal years ended December 31, 2006, 2005 and the current fiscal year.

SUMMARY COMPENSATION TABLE

				Long-Term
Annual Compensation (1)				Compensation Award

Name and Principal	Fiscal			Securities	All Other
Position	Year	Salary	Bonus	Underlying Options	Compensation
Paul Janssens (2)
Chairman and CEO	2005	$-	$-	-	$-
Michael W. Hawkins (3)
Chairman and CEO	2007	$366,000	TBD	200,000	$-
	2006	$366,000	$-	200,000	$-
	2005	$208,500	$30,688	400,000	$-
John S. Julian (4)
CEO	2005	$16,000	$-	-	$-
Peter Baker (5)
COO	2005	$30,000	$-	-	$-
Anthony Francel (6)
COO	2007	$90,000	$-	100,000	$-
	2006	$90,000	$-	100,000	$-
	2005	$74,000	$-	150,000	$-
Bruce Harmon (7)
Interim CFO	2007	$60,000	$-	100,000	$-
Interim CFO / Controller	2006	$60,000	$-	100,000	$-
Controller	2005	$48,000	$-	150,000	$-
Steves Rodriguez (8)
CFO	2006	$45,000	$-	-	$-
	2005	$60,000	$-	-	$-

1	The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officer.
2	Mr. Janssens resigned as CEO of the Company’s Predecessor on January 21, 2005.
3	Represents consulting and compliance service fees paid to Avante Holding Group, Inc., of which Mr. Hawkins is a principal shareholder and CEO. See “Certain Relationships and Related Transactions.”
4	Mr. Julian served as CEO from January 21, 2005 until April 12, 2005.
5	Mr. Baker served as COO from January 21, 2005 until June 30, 2005.
6	Mr. Francel served as CEO of the manufacturing plant prior to becoming the COO on June 1, 2007.
7	Mr. Harmon was appointed as Interim CFO on September 26, 2006 and resigned on December 20, 2007.
8	Mr. Rodriguez resigned as CFO on September 26, 2006.

EMPLOYMENT AGREEMENTS

In April 2005, our board of directors appointed Michael W. Hawkins as our Chief Executive Officer. Mr. Hawkins is not an employee of the Company and is not compensated for this position but is compensated under a consulting agreement for services other than those of Chief Executive Officer.

DIRECTORS’ COMPENSATION

Our directors do not receive any stated salary for their services as directors or members of committees of the board of directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve the company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. No such fees have been paid to any director since incorporation. Reasonable travel expenses are reimbursed.

STOCK OPTION PLAN

The Alternative Construction Technologies, Inc. Year 2004 Stock Option Plan was approved by the Board of Directors in October 2004 and was subsequently approved by a meeting of the Shareholders. The plan allocated 4,000,000 shares of common stock towards the Stock Plan, authorizing the Board of Directors to distribute the Stock Options under its guidance and direction. The Board of Directors initially issued 1,800,000 Options to five key management personnel and consulting firms of the company reserving the remaining 2,200,000 for future allocations. 1,400,000 options have currently vested and 100,000 vest on June 1, 2008. 300,000 options were forfeited upon the resignation of two employees. 1,050,000 options have been exercised as of September 30, 2007.

ORGANIZATION WITHIN PAST FIVE YEARS

Our current directors may be considered founders or promoters. Information concerning transactions or proposed transactions with any director or executive officer of the Company or any member of their immediate family is set forth in “Certain Relationship and Related Transactions”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Paul Janssens, the former CEO and Chairman of ACT-DE (the Company’s Predecessor), contracted with ACT for the assignment of the United States rights to the ACT-DE product patents in exchange for 1,500,000 shares of Series A preferred stock. By virtue of the acquisition of ACT-DE by ACT, the United States and international rights to the ACT-DE product patents formerly held by Paul Janssens have become the property of ACT. In addition, the company owes Mr. Janssens Six Hundred Twenty Nine Thousand Eight Hundred and Twenty-Four ($629,894) Dollars as evidenced by a convertible Promissory Note with interest at the rate of 12% per annum. On September 26, 2006, Mr. Janssens converted this Promissory Note to 237,696 shares of common stock of the Company. Mr. Janssens has no other agreement with the company or its affiliates, and is not involved in the operations of the Company or its subsidiaries.

The Company is a party to a number of agreements with Avante. Michael Hawkins is the Chief Executive Officer and principal shareholder of Avante.

The scope of the Exclusive Investment Banking Services Agreement between the Company and Avante provides “... services including the merger of the Company with or into another entity, or the sale of part or all of the Company’s fixed, technology or intangible assets including the Company’s patented and proprietary product(s), its website and any related systems.”. The Agreement compensates Avante using the “Double Lehman Formula” (10% of the first million, 8% of the second million, 6% of the third million, 4% of the fourth million and 2% for all amounts over $4 million) for all transactions. Additionally, the Investment Agreement provides a fixed 2% expense account for out-of-pocket expenses to be paid in conjunction with the stated Transaction Fees. This contract was terminated on June 30, 2007, under the terms and conditions of the Company’s new financing.

The Consulting Agreement between the Company and Avante provides the Company with a Vice President of Finance. The monthly fee is $8,000 under a term of three years commencing October 24, 2004 with a renewable three-year term. If the Company meets certain revenue and/or profitability levels, the Agreement provides a bonus structure as follows: Consultant will receive annual incentive bonus compensation equal to half of one percent (.5%) of annual Gross Revenues (GR) plus one-quarter of one percent (.25%) of the annual growth in Gross Revenues (Bonus Year Gross Revenues less Prior Year Gross Revenues) plus one and one-half percent (1.5%) of Net Income (NI). The formula for calculation of the annual incentive bonus is: .005GR + .0025 (Bonus Year GR less Prior Year GR) + .015NI where GR and NI are greater than or equal to zero. The annual incentive bonus will be calculated based on the Corporation’s financial results as of December 31st of each year with the bonus payable by April 15th of the following year. As of September 30, 2007, the Company has accrued $63,548 for the annual bonus.

The Revolving Credit Agreement between the Company and Avante provides the Company with a $500,000 line of credit with interest at the rate of prime plus 4%. The term of the Agreement is from November 1, 2004 through October 31, 2005. The lender can extend the Agreement for one year at its option. Avante extended the Agreement at October 31, 2005 for one additional year. This contract was terminated on June 30, 2007, under the terms and conditions of the Company’s new financing.

The Sales Commission Agreement between the Company and Avante provides Avante with a commission of $.10 per square foot for any sales of ACTech® Panels and/or any other affiliate’s product and/or services. The term of the Agreement is for five years with two automatic renewable terms of five years each effective January 20, 2005. This contract was terminated on June 30, 2007, under the terms and conditions of the Company’s new financing.

The Compliance Consulting Agreement between the Company and Avante provides the Company with specialized corporate compliance in regards to the Company’s product(s) and the required regulatory issues and other areas construed as compliance. The monthly fee for said services is $22,500 per month for a three-year period with one automatically renewable three-year term. The Agreement has various rate increase clauses that are the sole discretion of the Company’s Compensation Committee. Additionally, it contains a clause for the conversion of fees to the stock of the Company at a rate of 10% below the current market price. This Agreement was effective August 1, 2005.

ACP, a majority controlled company of ACT, entered into a Management Agreement with Alternative Construction Partners, LLC, a Georgia Limited Liability Company based in Palmetto, Georgia on August 15, 2005 to provide contractor and administrative management services to ACP utilizing their expertise to build residential and commercial projects utilizing the product of ACT. GAMI, LLC (“GAMI”), a Florida Limited Liability Company controlled by Michael Hawkins, is a member of Alternative Construction Partners, LLC. This agreement was terminated on August 14, 2006.

The Company currently leases its corporate office space in Melbourne from GAMI at a rent of $4,000 per month. The terms of the triple net lease are five years, payable monthly. In addition, GAMI provides telephone and other office services on a reimbursement basis.

In 2007, GAMI purchased five houses from ACI at an arms-length transaction.

ACP, on June 30, 2006, was assigned a note between Advanced Construction Options LLC and GAMI, originally issued on July 10, 2005 for $50,000. The note was assigned by GAMI to Avante.

A Revolving Credit Agreement between ACP and Advanced Construction Options, LLC provided ACP with a $500,000 line of credit with interest at the rate of prime plus 4%. The agreement was terminated effective December 31, 2006.

The Company contracted in 2005 with Steves Rodriguez, CPA, as its Chief Financial Officer and Director. Mr. Rodriguez is a Partner with London & Company, a California CPA firm. Mr. Rodriguez’s firm billed the Company on a monthly basis for a set fee of $5,000. The Company issued a convertible promissory note for $20,000 payable to Mr. Rodriguez on July 31, 2005. This note was converted to 7,548 shares of stock on September 26, 2006. Mr. Rodriguez resigned effective September 26, 2006.

On May 16, 2007, the Company acquired 80% of Ionian Construction, Inc., a company which was majority-owned by James Hawkins, the brother of the Company’s CEO, Michael W. Hawkins. The transaction was at an arms-length. The 20% minority interest is held by GAMI.

On August 27, 2007, the Company acquired 100% of Revels Construction, LLC.

The Law Offices of Thomas G. Amon, New York, New York, represents the Company on certain legal matters. Thomas G. Amon, a principal in that firm is a director of the Company and owns 790,000 common shares of Company stock.

SELLING SHAREHOLDERS

On June 30, 2007, the Company sold $4,347,826 million aggregate principal amount of its Senior Secured Convertible Debentures due 2009 (the “Debentures”), pursuant to the terms of a Securities Purchase Agreement dated as of June 30, 2007, among ACT and the purchasers named therein (the “Purchasers”).

In connection with the agreed issuance of Debentures, ACT also issued Common Stock Purchase Warrants (“Warrants”) also dated June 30, 2007 to the Purchasers. The Warrants allow the purchasers to acquire up to one hundred and fifty percent (150%) of the shares issuable upon conversion of the Debentures, at an exercise price of $4.00 per share. ACT has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering resales of ACT common stock issuable upon conversion of the Debentures or exercise of the Warrants. Also in connection with the Securities Purchase Agreements, the Company entered into Lock-Up Agreements with certain of its stockholders, dated as of June 30, 2007, pursuant to which such stockholders have agreed not to sell or dispose of Company securities owned by them. The Lock-Up Agreements stipulate that on June 30, 2008, with the exception of Michael W. Hawkins, the stockholders can sell or dispose up to 20% of their total shares.

The Debentures will be convertible, at the option of the holder at any time on or prior to maturity, into shares of ACT common stock, at a conversion price of $4.00 per share, subject to adjustments. Interest on the Debentures is payable monthly, beginning on July 30, 2007. Interest for the Debentures is paid monthly at a rate of ten percent (10%) per annum. The Debentures will mature on June 30, 2009.

The Debentures are secured by all of the assets of ACT and its subsidiaries and will have priority in right of payment over all of its existing unsecured and unsubordinated indebtedness.

On November 10, 2006, the Company issued 188,679 shares of its Series C Preferred Stock to Avante Holding Group, Inc., a company controlled by the Company’s CEO, Michael Hawkins. See “Certain Relationships and Related Transactions”.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Restricted Shareholders	Common Shares Underlying Conversion Debenture	Common Shares Underlying Seris C Preferred	Common Shares Underlying Warrants	Total Underlying Shares	% of Ownership Before Registration Sale, Assuming All Shares Are Sold	Shares Covered Under This Registration Agreement	Shares Remaining After SB-2 Registration Sell

BridgePointe Master Fund, Ltd.	543,478	-	815,217	1,358,695	-	1,358,695	-
CAMOFI Master LDC	407,609	-	611,413	1,019,021	-	1,019,021	-
CAMHZN Fund LDC	135,870	-	203,804	339,674	-	339,674	-
Dinosaur Securities, LLC	-	-	61,142	61,142	-	61,142	-
Christopher Moore	-	-	91,712	91,712	-	91,712	-
Arthur Whitcomb	-	-	91,711	91,711	-	91,711	-
Avante Holding Group, Inc.	-	188,679	-	188,679	-	188,679	-
Total	1,086,956	188,679	1,874,999	3,150,635	-	3,150,635	-

The following table sets forth the name of each person who holds convertible debentures and is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the market price on the date the debentures were issued, the conversion price, and the respective values associated with the market price and the conversion price with the discounted amount.

Restricted Shareholders	Common Shares Underlying Conversion Debenture	Market Price on the Date of Issuance (6/30/07)	Conversion Price	Proceeds to Company for Conversion of Common Shares Underlying Conversion Debentures	Value of Common Shares Underlying Conversion Debt Using Market Price on Date of Issuance (6/30/07)	Total Discount to the Market Price
BridgePointe Master Fund, Ltd.	543,478	$7.50	$4.00	$2,173,913	$4,076,087	$1,902,174
CAMOFI Master LDC	407,609	$7.50	$4.00	$1,630,435	$3,057,065	$1,426,630
CAMHZN Fund LDC	135,870	$7.50	$4.00	$543,478	$1,019,022	$475,543
Total	1,086,956			$4,347,826	$8,152,174	$3,804,348

The following table sets forth the name of each person who holds convertible debentures, warrants and preferred stock and is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the market price on the date the debentures were issued, the conversion price, and the respective values associated with the market price and the conversion price with the discounted amount.

Restricted Shareholders	Common Shares Underlying Conversion Debenture	Common Shares Underlying Seris C Preferred	Common Shares Underlying Warrants	Total Underlying Shares	Market Price on the Date of Issuance	Conversion Price	Combined Market Price for the Total Underlying Shares	Combined Purchase Price for the Total Underlying Shares	Total Discount to the Market Price

BridgePointe Master Fund, Ltd.	543,478	-	815,217	1,358,695	$7.50	$4.00	$10,190,214	$5,434,781	$4,755,433
CAMOFI Master LDC	407,609	-	611,413	1,019,021	$7.50	$4.00	$7,642,659	$4,076,085	$3,566,574
CAMHZN Fund LDC	135,870	-	203,804	339,674	$7.50	$4.00	$2,547,552	$1,358,694	$1,188,857
Dinosaur Securities, LLC	-	-	61,142	61,142	$7.50	$4.00	$458,565	$244,568	$213,997
Christopher Moore	-	-	91,712	91,712	$7.50	$4.00	$687,840	$366,848	$320,992
Arthur Whitcomb	-	-	91,711	91,711	$7.50	$4.00	$687,833	$366,844	$320,989
Avante Holding Group, Inc.	-	188,679	-	188,679	$2.65	$2.65	$500,000	$500,000	$-
Total	1,086,956	188,679	1,874,999	3,150,635			$22,714,663	12,347,820	10,366,842

The following table sets forth the shares outstanding prior to the convertible note transaction that are held by persons other than the selling security holders, affiliates of the Company, and the affiliates of the selling security holders; the number of shares registered for resale by the selling security holders of affiliates of the selling security holders in prior registration statements; the number of shares registered for resale by the selling security holder or affiliates of the selling security holders that continue to be held by the selling security holders or affiliates of the selling security holders; the number of shares that have been sold in registered resale transactions by the selling security holders of affiliates of the selling security holders; and the number of shares registered for resale on behalf of the selling security holders or affiliates of the selling security holders in the current transaction.

	Shares Outstanding, Including Options and Warrants, Prior to Convertible Debenture Transaction	Shares Registered for Resale in Prior Transaction	Shares Registered for Resale by the Selling Security Holders	Number of Shares Sold in Registered Transactions by the Selling Shareholders	Number of Shares Registered for Resale on Behalf of the Selling Security Holders

Officers and Directors	5,912,190	-	-	-
Others	5,011,157	-	-	-
Selling Security Holders	-	-	-	-	3,006,070

Total	10,923,347	-	-	-	3,006,070

The following table sets forth the name of each person who holds convertible debentures and is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the market price on the date the debentures were issued, the conversion price, the respective values associated with the market price and the conversion price with the discounted amount, percents of the total by individual, and as a percent, the discount compared to the proceeds.

Restricted Shareholders	Common Shares Underlying Conversion Debenture	Market Price on the Date of Issuance (6/30/07)	Conversion Price	Proceeds to Company for Conversion of Common Shares Underlying Conversion Debentures	Common Shares Underlying Conversion Debt Using Market Price on Date of Issuance (6/30/07)	Total Discount to the Market Price	Amount Previously Paid	Realizable Amount for Conversion	Percent of Total	Discount as a Percent of Realizable Amount for Conversion
BridgePointe Master Fund, Ltd.	543,478	$7.50	$4.00	$2,173,913	$4,076,087	$1,902,174	$-	$2,173,913	50.0%	87.5%
CAMOFI Master LDC	407,609	$7.50	$4.00	$1,630,435	$3,057,065	$1,426,630	$-	$1,630,435	37.5%	87.5%
CAMHZN Fund LDC	135,870	$7.50	$4.00	$543,478	$1,019,022	$475,543	$-	$543,478	12.5%	87.5%
Total	1,086,956			$4,347,826	$8,152,174	$3,804,348	$-	$4,347,826	100.0%

PLAN OF DISTRIBUTION

We will not receive any proceeds from the sale of the shares covered by this Prospectus. The shares are being offered on behalf of the selling shareholders. The shares may be sold or distributed from time to time by the selling shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. To the extent that any successors to the named selling stockholders wish to sell under this Prospectus, the Company must file a Prospectus supplement identifying such successors as selling shareholders.

The sale of the shares may be affected in one or more of the following methods:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services in the over-the-counter market;

•	through the writing of options, whether the options are listed on an option exchange or otherwise;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through the settlement of short sales;

•	through privately negotiated transactions or

•	through any other legally available method.

In addition, any shares that qualify for resale pursuant to Rule 144 of the Securities Act of 1933, as amended (the Securities Act) may be sold under Rule 144 of the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell these securities from time to time pursuant to this Prospectus.

These transactions may include crosses or block transactions. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders have represented to the Company that they do not have any short position in the Company’s common stock. The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares which may be resold thereafter pursuant to this Prospectus if the shares are delivered by the selling shareholders.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The staff of the SEC is of the view that selling security holders who are registered broker dealers or affiliates of registered broker dealers may be underwriters under the Securities Act. The SEC is also of the view that any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling shareholder can presently estimate the amount of such compensation. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being registered in this Prospectus. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders may not affect any sale or distribution of the shares pursuant to this Prospectus until after the Prospectus has been appropriately amended or supplemented, if required.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act, as amended. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act, as amended if any such broker-dealers purchase shares as principal.

We have agreed with the selling shareholders holding debentures that we will maintain the effectiveness of this registration statement until the earlier of the sale of all the shares held by such holders or the date on which the shares may be publicly resold under Rule 144(k). No sales may be made using this Prospectus after that date unless we amend or supplement this Prospectus to indicate that we have agreed to extend the period of effectiveness. We can not assure you that the selling shareholders will sell any of the shares offered by this Prospectus. We have agreed to indemnify certain selling shareholders against certain liabilities arising under the Securities Act and the Exchange Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Florida law. This is intended to allow our directors and officers the benefit of Florida’s corporation law which provides that directors and officers of Florida corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF SECURITIES

COMMON STOCK

The holders of ACT’s common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding-up, and after payment of creditors and preferred shareholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. Each share of the common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. We have authorized 100,000,000 shares at no par value common stock. As of September 30, 2007, there are 7,128,347 shares issued and outstanding and $795,702 warrant subscriptions receivable. If a selling shareholder enters into an agreement, after effectiveness, to sell its shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, the Company must file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution and revise the disclosures in the registration statement, and filing the agreement as an exhibit to the registration.

PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time. Of these authorized preferred shares, ACT has designated 1,500,000 shares as Series A preferred stock and 1,000,000 shares as Series C preferred stock. All preferred stock ranks senior to common stock as to payment of dividends and distribution of assets. Series A preferred stock ranks junior to Series C preferred stock, as to payment of dividends and distribution of assets. Series A of preferred stock has a liquidation value of $1.00 per share and Series C has a liquidation value of $2.65 per share. Series A and C preferred shares are convertible into common stock on a one-for-one basis, and have voting rights equivalent to the common stock into which they are convertible.

PENNY STOCK

Our common stock is considered “penny stocks” under the rules the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

•	contains a description of the nature and level of risks In the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

WARRANTS AND STOCK OPTIONS

WARRANTS

A total of 3,120,000 warrants were registered under SB-2 Statement, File # 333-129191 effective on September 26, 2006. As of September 30, 2007, 2,295,000 of these warrants remained unexercised.

A total of 1,874,999 warrants were issued on June 30, 2007 to various entities in conjunction with a Senior Secured Debenture. The warrant conversion price is $4.00 per share.

STOCK OPTIONS

We have issued options to purchase 1,800,000 shares of common stock to independent consultants and employees at exercise prices ranging from $0.25 to $0.75 per share. 1,300,000 of these options are currently vested with 200,000 options to expire on June 1, 2008. 300,000 options were forfeited by two employees after their resignation. Each of the options that have vested has subsequently been locked up by management under terms and conditions established in the funding completed on June 30, 2007. As of September 30, 2007, 1,050,000 options have been exercised.

REGISTRATION RIGHTS

We have included in this registration statement 1,086,956 shares of common stock underlying outstanding debentures, 1,874,999 shares underlying warrants, and 188,679 shares of Series C preferred stock. $4,387,826 in convertible debentures are convertible into common shares upon certain registration events specified in their governing instruments.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock and our preferred stock is Integrity Stock Transfer Company, 2920 North Green Valley Pkwy, Building 5, Suite 527, Henderson, NV 89014.

INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS

We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer’s and director’s liability insurance coverage with limits of liability of $1,000,000. There can be no assurance that such insurance will be available in the future, or that if available, it will be available on terms that are acceptable to us. Furthermore, there can be no assurance that the insurance coverage provided will be sufficient to cover the amount of any judgment awarded against an officer or director (either individually or in the aggregate). Consequently, if such judgment exceeds the coverage under the policy, then we may be forced to pay such difference.

We entered into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

The financial statements for the Company as of and for the years ended December 31, 2006 and 2005 included in this Prospectus have been so included in reliance on the report of Liebman Goldberg & Drogin, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

The Law Offices of Thomas G. Amon has rendered an opinion with respect to the validity of the shares of common stock covered by this Prospectus.

FINANCIAL STATEMENTS

ALTERNATIVE CONSTRUCTION COMPANY, INC.

For the Nine Months Ended September 30, 2007

Consolidated Financial Statements:

Consolidated Balance Sheet	F2 - F3

Consolidated Statement of Income	F4

Consolidated Statement of Cash Flows	F5

Notes to Consolidated Financial Statements	F6 - F17

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Consolidated Balance Sheet

	(unaudited)	Restated
	September 30,	December 31,
	2007	2006

ASSETS
Current Assets
Cash	$428,544	$16,700
Accounts Receivable, Net	1,864,155	438,711
Due From Factor, Net	-	61,196
Inventory	1,177,759	480,617
Prepaid Expenses	874,409	115,139
Costs in Excess of Billings	22,562	-
Total Current Assets	4,367,429	1,112,363
Property, Plant and Equipment, Net	3,224,949	3,113,689
Goodwill	2,489,714	-
Total Assets	$10,082,092	$4,226,052

See accompanying notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUTION COMPANY, INC.
and SUBSIDIARIES
Consolidated Balance Sheet
LIABILITIES AND STOCKHOLDERS’ EQUITY

	(unaudited)	Restated
	September 30,	December 31,
	2007	2006

Current Liabilities
Notes Payable, Current Portion	$204,834	$447,448
Accounts Payable and Accrued Expenses	1,227,383	1,059,853
Accrued Payroll and Taxes	77,510	47,376
Capital Leases, Current Portion	25,745	21,942
Billings in Excess of Costs on Uncompleted Contracts	-	50,771
Deferred Revenue	90,126	162,892
Total Current Liabilities	1,625,598	1,790,282
Noncurrent Liabilities
Notes Payable, Noncurrent Portion	4,508,029	460,150
Capital Leases, Noncurrent Portion	73,245	91,749
Total Noncurrent Liabilities	4,581,274	551,899
Total Liabilities	6,206,872	2,342,182
Minority Interest	91,799	(76,197)
Stockholders’ Equity
Preferred Stock
Series A convertible preferred stock, voting, $1.00 par value, 1,500,000 shares authorized, 1,500,000 shares issued and outstanding	1,500,000	1,500,000
Series B convertible preferred stock, voting, $.0001 par value, 3,500,000 shares authorized, 0 and 2,010,000 shares, respectively, issued and outstanding	-	201
Series C convertible preferred stock, voting, $.0001 par value, 1,000,000 shares authorized, 377,358 shares issued and outstanding, respectively	38	38
Common Stock
Alternative Construction Company, Inc.: no par value, 100,000,000 shares authorized, 7,128,347 and 6,732,405, respectively, shares issued and outstanding
Minority Interest in Subsidiaries	2,400	400
Treasury Stock	(1,999,799)
Subscription Receivable	(795,702)	(1,437,501)
Additional Paid In Capital	6,765,375	4,323,874
Accumulated Deficit	(1,688,891)	(2,426,946)
Total Stockholders’ Equity	3,783,421	1,960,067
Total Liabilities and Stockholders’ Equity	$10,082,092	$4,226,052

See accompanying notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Consolidated Statement of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Sales	$3,296,617	$2,449,574	$9,018,330	$6,064,173
Cost of Sales	2,507,986	2,012,313	6,380,234	4,493,629
Gross Profit	788,631	437,261	2,638,096	1,570,544
Operating Expenses	545,780	460,736	1,518,678	1,935,250
Income From Operations	242,851	(23,475)	1,119,418	(364,706)
Other Income (Expense)	(127,857)	(37,793)	(213,367)	(224,610)
Net Income Before Minority Interest	114,994	(61,268)	906,051	(589,316)
Minority Interest in Subsidiary	(18,258)	(46,733)	(167,996)	(3,613)
Net Income	$96,736	$(108,001)	$738,055	$(592,929)

Net Income (Loss) Per Share:
Basic and diluted based upon 10,726,608 weighted average shares outstanding	$0.01
Basic and diluted based upon 13,343,051 weighted average shares outstanding		$(0.01)
Basic and diluted based upon 10,534,476 weighted average shares outstanding			$0.07
Basic and diluted based upon 12,900,953 weighted average shares outstanding				$(0.04)

See accompanying notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Consolidated Statement of Cash Flows
For the Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash Flows From Operating Activities:
Net Income	$738,055	$(592,929)
Adjustments to Reconcile Net Income to Net
Cash Used By Operating Activities:
Depreciation and Amortization	163,459	123,646
Minority Interest	167,996	3,613
Decrease (Increase) In:
Accounts Receivable, Net	(1,425,444)	(776,701)
Due from Factor, Net	61,196	18,521
Inventories	(697,142)	239,392
Prepaid Expenses and Other Current Assets	(759,271)	189,405
Costs in Excess of Billings on Uncompleted Contracts	(22,562)	-
Increase (Decrease) In:
Accounts payable, accrued expenses and taxes payable	197,663	(44,499)
Billings in Excess of Costs on Uncompleted Contracts	(50,771)	-
Deferred Revenue	(72,766)	643
Net Cash Used In Operating Activities	(1,699,587)	(838,909)
Cash Flows From Investing Activities:
Acquisition of Property, Plant and Equipment	(274,719)	(47,762)
Goodwill from Acquisition of Subsidiary	(2,489,714)	-
Minority Interest in Subsidiary	2,000	-
Net Cash Used In Investing Activities	(2,762,433)	(47,762)
Cash Flows From Financing Activities:
Issuance of Notes Payable, Line of Credit and Capital Leases	6,391,474	-
Repayment of Notes Payable, Line of Credit and Capital Leases	(2,600,910)	(1,314,256)
Issuance of Common Stock	-	180
Retirement of Series B Preferred Stock	(201)	-
Issuance of Series C Preferred Stock	-	38
Purchase of Treasury Stock	(1,999,799)	-
Issuance and Receipt, Net, of Stock Subscriptions	641,799	(1,437,169)
Paid In Capital	2,441,501	3,472,167
Issuance of Other Receivables	-	51,567
Net Cash Provided By Financing Activities	4,873,864	772,527
Net Increase (Decrease) in Cash	411,844	(114,144)
Cash at Beginning of Year	16,700	133,547
Cash at End of Period	$428,544	$19,403
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$85,510	$224,610
Taxes Paid	$-	$-

See accompanying notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operation

The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period. The results of operations for the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited consolidated financial statements and footnotes have been condensed and, therefore, do not contain all required disclosures. Reference should be made to the Company’s annual audited financial statement for the year ended December 31, 2006.

Alternative Construction Technologies, Inc. (“ACT” or the “Company”), was formerly known as Alternative Construction Company, Inc., a Florida corporation formed in 2004. In July 2007, the Board approved a name change. Reference to “ACT” or the “Company” will include the period prior to the name change.

The Company operated a manufacturing facility producing the patented ACTech® Panel System, a structural insulated panel (SIP), a commercial and residential developer in Georgia, Louisiana and Mississippi, a residential developer in Tennessee and Florida, and a distributor of the patented Universal Safe Room™. Other services provided include designs, consulting and other construction related services.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Alternative Construction Manufacturing of Tennessee, Inc., f/k/a Alternative Construction Technologies Corporation (“ACMTN”), Alternative Construction by Revels, Inc. (“ACR”), Future Builders Institute, Inc. (“FBII”), Alternative Construction Consulting Services, Inc. (“ACCS”) and Alternative Construction Design, Inc. (“ACD”), and its majority-owned subsidiaries, Alternative Construction Safe Rooms, Inc., f/k/a Universal Safe Structures, Inc. (“USS”), Alternative Construction by ProSteel Builders, Inc., f/k/a ProSteel Builders Corporation (“ACPSB”), and Alternative Construction by Ionian, Inc., f/k/a Ionian Construction, Inc. (“ACI”). All significant inter-company transactions have been eliminated in consolidation. Intercompany transactions include the loans from the parent to its subsidiaries. Minority Interest, as applicable, has been reported.

Net Earnings (Loss) Per Share

In accordance with SFAS No. 128, Earnings Per Share, basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Potentially dilutive securities are not considered in the calculation of net loss per common share, as their inclusions would be anti-dilutive.

In accordance with SAB No. 98, Earnings Per Share, common shares issued for nominal consideration, if any, would be included in the per share calculations as if they were outstanding for all periods presented. No common shares have been issued for nominal consideration in the periods presented.

Share and per-share data presented, reflects the reverse 100 for 1 share stock split effective April 11, 2006.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share is as follows:

	Nine Months Ended September 30,
	2007	2006
Numerator
Net Income (Loss)	$738,055	$(592,929)
Denominator
Basic and diluted
Weighted average common shares outstanding	10,534,476	12,900,953
Denominator in basic calculation	10,534,476	12,900,953
Basic and diluted net income (loss) per share	$0.07	$(0.04)

Segment Information

In accordance with the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company is required to report financial and descriptive information about its reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information, business activities and management responsibility.

NOTE 2 - ACQUISITIONS AND NEW SUBSIDIARIES FORMED

Alternative Construction Manufacturing of Tennessee, Inc.

On January 21, 2005, a newly formed acquisition Company, known as ACT acquired all the outstanding stock of ACMTN, a privately-held company, and substantially all of the assets of Quality Metal Systems, LLC (“QMS”). In addition, ACT received an assignment of all the patents related to production by ACMTN, which were owned by a shareholder of ACMTN. The original purchase agreements entered into on December 14, 2004 between ACT (purchaser) and ACMTN and QMS (sellers) called for the payment of $1,000,000 and issuance of 1,500,000 shares of ACT Series A Preferred Stock. During the closing transaction and in performing its due diligence, the purchaser, ACT discovered that both companies would require substantial cash infusions to continue operations. The sellers agreed to offset the cash down payment with notes payable of $350,000 due February 19, 2005. On March 10, 2005, the notes were amended and restated with a due date of September 30, 2005. On July 1, 2005, the notes were amended and adjustments to the reconciliation were mutually agreed to by all parties raising the outstanding balance to $629,894. Therefore, the cost of the acquisition of ACMTN after the net adjustments as a result of further due diligence, was $879,894 of which $750,000 was Series A Preferred Stock. The acquisition of the assets of QMS did not change. A new provision in the notes states that if the Company were to file for public registration, the seller would convert the remaining balance, less $100,000, to common stock at the value of $2.65 per share. To date, any net balances payable by the purchaser to the sellers have not been made as the purchasers continue to collect accounts receivable and liquidate payables and other obligations.

On July 27, 2007, as part of the Company’s marketing plan and to enhance efforts to more clearly define its various operating divisions, the name change from Alternative Construction Technologies Corporation to Alternative Construction Manufacturing of Tennessee, Inc., was made.

Alternative Construction by ProSteel Builders, Inc.

On June 28, 2005, the Company acquired an 80% interest in ACPSB for a purchase price of $800. As no tangible assets or liabilities were acquired the full value was booked to Common Stock.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 2 - ACQUISITIONS AND NEW SUBSIDIARIES FORMED (continued)

On July 27, 2007, as part of the Company’s marketing plan and to enhance efforts to more clearly define its various operating divisions, the name change from ProSteel Builders Corporation to Alternative Construction by ProSteel Builders, Inc., was made.

Alternative Construction Safe Rooms, Inc.

On April 28, 2005, the Company acquired an 80% interest in ACSR for a purchase price of $800. As no tangible assets or liabilities were acquired, the full value was booked to Common Stock.

On July 27, 2007, as part of the Company’s marketing plan and to enhance efforts to more clearly define its various operating divisions, the name change from Universal Safe Structures, Inc. to Alternative Construction Safe Rooms, was made.

Alternative Construction Design, Inc.

On July 30, 2007, the Company formed ACD as a wholly-owned subsidiary. ACD primarily contracts with customers in association with the various design aspects of building including engineering and architecture.

Alternative Construction Consulting Services, Inc.

On July 30, 2007, the Company formed ACCS as a wholly-owned subsidiary. ACCS primarily contracts with customers for development of joint ventures, research, education and training, and commercial and residential developments both domestically and internationally.

Alternative Construction by Ionian, Inc.

On May 16, 2007, ACPSB acquired 80% of the outstanding stock of ACI, a privately-held company (see Note 5 - Related Parties). The purchase agreement was $800,000 payable in restricted common stock of the Company valued at the price of $6.90 per share. On July 1, 2007, the ownership of ACI was transferred from ACPSB to ACT.

In accordance with SFAS No. 141, “Business Combinations”, the acquisition of Ionian Construction, Inc., has been accounted for under the purchase method of accounting. The purchase price was allocated to Ionian’s tangible assets acquired and liabilities assumed based on their estimated fair values with any excess being ascribed to goodwill. Management is responsible for determining the fair value of these assets. The fair value of the assets acquired and liabilities assumed represent management’s estimate of fair values. The following table summarizes the components of the purchase price and the activity and balance sheet of the acquired company at May 16, 2007:

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 2 - ACQUISITIONS AND NEW SUBSIDIARIES FORMED (continued)

COMPONENTS OF PURCHASE PRICE
Common Stock	$800,000
Total Purchase Price	$800,000
BALANCE SHEET and ACTIVITY at MAY 16, 2007:
Assets:
Cash	$11,282
Inventory	1,272,605
Property, Plant and Equipment, net	206,708
Total Assets	$1,490,595
Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$420,570
Debt	1,739,583
Stockholders’ Equity	(669,558)
Total Liabilities and Stockholders’ Equity	$1,490,595
STATEMENT of OPERATIONS for the Period JANUARY 1 - MAY 16, 2007:
Sales	$369,355
Cost of Sales	573,908
Gross Profit	(204,553)
Operating Expenses	220,916
(Loss) from Operations	(425,469)
Other Income / (Expense)	(15,349)
Net (Loss)
($410,120)

The purchase price of ACI was $800,000. The actual value of the assets (net) purchased was $(669,558) as shown below:

Purchase
Book value of fixed assets	$206,708
Other assets & liabilities, net	(876,266)
Acquired assets, net	(669,558)
Purchase price	800,000
Value less than purchase price
$1,469,558

On July 27, 2007, as part of the Company’s marketing plan and to enhance efforts to more clearly define its various operating divisions, the name change from Ionian Construction, Inc. to Alternative Construction by Ionian, Inc., was made.

Alternative Construction by Revels, Inc.

In accordance with SFAS No. 141, “Business Combinations”, the acquisition of Revels Construction, LLC, has been accounted for under the purchase method of accounting. The purchase price was allocated to Ionian’s tangible assets acquired and liabilities assumed based on their estimated fair values with any excess being ascribed to goodwill. Management is responsible for determining the fair value of these assets. The fair value of the assets acquired and liabilities assumed represent management’s estimate of fair values. The following table summarizes the components of the purchase price and the activity and balance sheet of the acquired company at August 27, 2007:

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 2 - ACQUISITIONS AND NEW SUBSIDIARIES FORMED (continued)

COMPONENTS OF PURCHASE PRICE
Common Stock	$1,000,000
Total Purchase Price	$1,000,000
BALANCE SHEET and ACTIVITY at AUGUST 27, 2007:
Assets:
Costs in Excess of Billings on Uncompleted Contracts	$2,939
Inventory	6,050
Property, Plant and Equipment, net	26,189
Total Assets	$35,178
Liabilities and Stockholders’ Equity:
Accounts Payable	$35,771
Billings in Excess of Costs on Uncompleted Contracts	19,563
Stockholders’ Equity	(20,156)
Total Liabilities and Stockholders’ Equity	$35,178
STATEMENT of OPERATIONS for the Period JANUARY 1 - AUGUST 27, 2007:
Sales	$565,005
Cost of Sales	493,951
Gross Profit	71,054
Operating Expenses	33,276
Income from Operations	37,778
Other Income / (Expense)	-
Net Income	$37,778

The purchase price of ACR was $1,000,000. The actual value of the assets (net) purchased was $(20,156) as shown below:

Purchase
Book value of fixed assets	$26,189
Other assets & liabilities, net	(46,345)
Acquired assets, net	(20,156)
Purchase price	1,000,000
Value less than purchase price
$1,020,156

Future Builders Institute, Inc.

On May 9, 2007, the Company formed a not-for-profit Florida corporation, Future Builders Institute, Inc. (“FBII”), for the purposes of attracting and combining “greentech” environmental construction technologies. The FBII’s intent is to seek, utilize and promote novel materials and technologies aimed at improving the quality of occupancy by offering total building solutions. The FBII will focus upon the economic and social benefits of certain combinations of these alternative technologies. The FBII will seek to include sustainable, socially responsible, energy efficient and environmentally friendly technologies and principals aimed at reducing the total monthly costs of living. The FBII will be funded by ACT together with other Industry participants for the research, innovation and implementation of these combined solutions to the construction industry.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 3 - BALANCE SHEET DETAILS

Inventory consists of the following:

	September 30,	December 31,
	2007	2006
Inventory	$1,177,759	$480,617

Property and equipment consist of the following:

	Useful	September 30,	December 31,
	Life	2007	2006
Building and improvements	20	$1,000,263	$1,000,263
Land		68,793	68,793
Computer equipment	5	66,722	59,768
Furniture and fixtures	5	9,994	6,487
Vehicles and trailers	4	16,784	-
Machinery and equipment	20	2,544,760	2,297,286
		3,707,316	3,432,597
Less: accumulated depreciation		(482,367)	(318,908)
Net property and equipment		$3,224,949	$3,113,689

Depreciation expense was $163,459 and $174,677 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Intangible assets consist of the following:

	September 30,	December 31,
	2007	2006
Goodwill	$2,489,714	$-

Notes payable consists of the following:

	September 30,	December 31,
	2007	2006
Dell Financial Services	$15,207	$15,923
Antoinette Pace	-	117,702
Edward Beshara	-	101,500
Antoinette Pace and James Beshara	-	200,000
M & T Mortgage Corporation	-	403,106
Merchants & Planters Bank	-	10,033
Merchants & Planters Bank	47,990	59,334
BB&T Bank	139,630	-
BB&T Bank	12,642	-
CNH Capital	39,790	-
CNH Capital	69,779	-
Bridgepointe	4,387,825	-
	4,712,863	907,598
Less: Current portion	204,834	447,448
Total long-term debt	$4,508,029	$460,150

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 3 - BALANCE SHEET DETAILS (continued)

On June 30, 2007, the Company agreed to sell $4,347,826 million aggregate principal amount of its Senior Secured Convertible Debentures due 2009 (“Debentures”), pursuant to the terms of a Securities Purchase Agreement dated as of June 30, 2007, among ACT and the purchasers, BridgePointe Master Fund, Ltd., CAMOFI Master LDC and CAMHZN Fund LDC (collectively “Debenture Purchasers”), with net funding of $4,000,000 (after an 8% original issue discount) received at closing.

In connection with the agreed issuance of Debentures, ACT also issued Common Stock Purchase Warrants (“Warrants”) also dated June 30, 2007 to the Debenture Purchasers. The Warrants allow the purchasers to acquire up to one hundred and fifty percent (150%) of the shares issuable upon conversion of the Debentures, at an exercise price of $4.00 per share. Dinosaur Securities, LLC, the agent for the transaction, received up to 350,000 warrants, dependent upon several conditions, in association with the transaction. ACT has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering resales of ACT common stock issuable upon conversion of the Debentures or exercise of the Warrants. Also in connection with the Purchase Agreements, the Company entered into Lock-Up Agreements with certain of its stockholders, dated as of June 30, 2007, pursuant to which such stockholders have agreed not to sell or dispose of Company securities owned by them. The Company filed a registration statement on August 27, 2007 receiving a response from the SEC on September 25, 2007. The Company is currently addressing the comments by the SEC and plan to resubmit during the fourth quarter of 2007.

The Debentures will be convertible, at the option of the holder at any time on or prior to maturity, into shares of ACT common stock, at a conversion price of $4.00 per share, provided the Company meets its milestones as defined in the Debenture Purchase Agreement. Interest on $2,000,000 is payable monthly at the rate of ten percent (10%) per annum beginning July 30, 2007. The remaining $2,000,000 of the Debentures will accrue interest at the rate of ten percent (10%) which will be paid at maturity on June 30, 2009.

The Debentures are secured by all of the assets of ACT and its subsidiaries and will have priority in right of payment with all of its existing unsecured and unsubordinated indebtedness.

On June 30, 2007, as a condition of the financing the Company completed with Debenture Purchaser, as discussed in Note 4 - Long-Term Debt; the Company’s Revolving Credit Agreement with Avante was to be closed out. As of June 30, 2007, due to the retirement of the Series B Preferred Stock and the open balance on the line of credit, the Company owed Avante $783,483. Avante issued the Company a Waiver of Default letter stating that the Company would not be required to pay the net balance as it would be detrimental of the Company’s working capital. The remaining balance due Avante would be paid in the future with proceeds from warrants being exercised or other sources. In event the Company fails to pay Avante Holding Group, Inc., the Company would be required to issue to it 2,000,000 shares of common stock.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 3 - BALANCE SHEET DETAILS (continued)

Capitalized lease obligations consist of the following:

	September 30,	December 31,
	2007	2006
Dell Financial Services	$-	$650
Dell Financial Services	9,335	13,399
Dell Financial Services	5,183	4,847
Dell Financial Services	447	1,606
Dell Financial Services	1,763
Dell Financial Services	1,448	-
Dell Financial Services	2,007
Avante Leasing Corporation	78,807	93,189
	98,990	113,691
Less: Current portion	25,745	21,942
Total long-term debt	$73,245	$91,749

NOTE 4 - BUSINESS SEGMENTS

The Company operates primarily in five segments: manufacturing (ACM), development (Georgia - ACPSB, Tennessee - ACI, and Florida - ACR), design (ACD), consulting (ACCS), and safe rooms (ACSR).

Information concerning the revenues and operating income for the nine months ended September 30, 2007 and 2006, and the identifiable assets for the five segments in which the Company operates are shown in the following table:

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 4 - BUSINESS SEGMENTS (continued)

	Nine Months Ended September 30,
	2007	2006
OPERATING REVENUE
Manufacturing	$4,070,774	$4,832,943
Development - Georgia	2,411,286	1,604,974
Development - Tennessee	2,634,785	-
Development - Florida	103,957	-
Design	26,000	-
Consulting	-	-
Safe Rooms	-	8,390
Consolidating Eliminations	(228,472)	(382,134)
Consolidated Totals	$9,018,330	$6,064,173

INCOME (LOSS) FROM OPERATIONS
Manufacturing	$839,897	$539,715
Development - Georgia	166,169	16,493
Development - Tennessee	312,504	-
Development - Florida	4,880	-
Design	21,160	-
Consulting	-	-
Safe Rooms	(2,782)	(2,039)
Consolidated Totals	$1,341,828	$554,169

IDENTIFIABLE ASSETS
Manufacturing	$2,208,563	$1,935,743
Development - Georgia	448,369	1,312,248
Development - Tennessee	693,305	-
Development - Florida	128,563	-
Design	6,780	-
Consulting	-	-
Safe Rooms	23,500	16,550
Corporate	4,880,456	4,086,763
Consolidated Totals	$8,389,536	$7,351,304

DEPRECIATION AND AMORTIZATION
Manufacturing	$139,990	$121,180
Development - Georgia	4,172	2,016
Development - Tennessee	18,364	-
Development - Florida	631	-
Design	-	-
Consulting	-	-
Safe Rooms	-	-
Corporate	302	450
Consolidated Totals	$163,459	$123,646

NOTE 5 - RELATED PARTIES

On July 1, 2006, GAMI, LLC (“GAMI”), controlled by Michael W. Hawkins, the CEO of the Company, and his wife, contracted with ACPSB for the construction of an office building in Melbourne, Florida, which will have various tenants including, but not limited to, Avante Holding Group, Inc. (“Avante”) and ACT. The contract was for $965,800. Contract amendments increased the price to $1,267,230. Work on the contract began in October 2006. As of June 30, 2007, the construction was 100% complete and was paid in full. As of December 31, 2006, ACPSB had no accounts receivable as the balance billed of $649,935 was paid in full. The contract was negotiated under a fair and reasonable terms, comparable to competitive builders, and has been accounted for as an arms’ length transaction.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 5 - RELATED PARTIES (continued)

On May 29, 2007, GAMI, LLC, a company owned by the CEO and a Director of the Company, acquired five houses from ACI. ACI was acquired by the Company on May 16, 2007 as discussed in Note 1 - Summary of Significant Accounting Policies. The sale of these houses was $1,054,500 and represented the listed sales price to the public. The balance due to Ionian in regards to this transaction was transferred to ACT as an offset to the balance due to GAMI from the retirement of the Series B Preferred Stock.

On May 16, 2007, ACPSB acquired 80% of ACI, a contractor of residential homes in Cleveland, Tennessee. The acquired shares of Ionian were owned by James Hawkins, the brother of Michael Hawkins, the CEO and a Director of the Company. The minority interest in Ionian is owned by GAMI. The acquisition of Ionian at a purchase price of $800,000 was made with the issuance of 115,942 shares of the Company’s common stock, based on the closing price on May 16, 2007 of $6.90.

On May 16, 2007, the Company agreed with Avante and GAMI to acquire the outstanding 2,010,000 shares of Series B Preferred Stock (conversion value of 4,020,000 shares of Common Stock), split between Avante and GAMI, 950,000 and 1,060,000, respectively, at a reduced value of $2,000,000 (approximately $.95 per share, if converted to common stock, approximately $.4975 per share). At the date of the agreement, the calculated fair market value of the outstanding shares (average trading price) was $29,185,200.

On October 1, 2006, Avante Leasing Corporation, a wholly-owned subsidiary of Avante, leased a truss building system to Alternative Construction Technologies Corporation. The terms of the agreement include a five year term, 15.53% interest, with a $1 purchase price at the end of the period. This transaction was completed as the acquisition and financing of the truss system needed the financial guarantee of Avante and Michael W. Hawkins. As of June 30, 2007, the balance due to Avante Leasing Corporation under this Agreement was $82,612.

On June 29, 2007, as a condition of the financing the Company completed with Debenture Purchaser, as discussed in Note 3 - Balance Sheet Details; the Company’s Revolving Credit Agreement with Avante was to be closed out. As of June 30, 2007, due to the retirement of the Series B Preferred Stock and the open balance on the line of credit, the Company owed Avante $783,483. Avante issued the Company a Waiver of Default letter stating that the Company would not be required to pay the net balance as it would be detrimental of the Company’s working capital. The remaining balance due Avante would be paid could be paid in the future with proceeds from warrants being exercised. As of September 30, 2007, the balance due Avante was $0.

The Exclusive Investment Banking Services Agreement and the Finder Agreement, both dated October 24, 2004, and the Sales Commission Agreement, dated January 20, 2005, all between the Company and Avante, were terminated as of June 30, 2007 as a condition to the financing with Debenture Purchaser.

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

ACT has 100,000,000 shares authorized and 7,128,347 shares issued and outstanding at no par value.

Preferred Stock

The Company authorized, issued and has outstanding 1,500,000 Series A preferred stock at $1.00 par value. The Company has 3,500,000 authorized shares of Series B preferred stock at $0.0001 par value with no shares issued. The Company has authorized 1,000,000 shares of Series C preferred stock at $0.0001 par value with 377,358 shares issued and outstanding.

Treasury Stock

On May 16, 2007, the Company purchased 2,010,000 shares of Series B preferred stock for $2,000,000.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
f/k/a ALTERNATIVE CONSTRUCTION COMPANY, INC.
and SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2007

NOTE 7 - LEGAL PROCEEDINGS

On October 2, 2006, the Company was named in a lawsuit captioned New Millennium Enterprises, LLC and Phoenixsurf.com, LLC v. Michael W. Hawkins, et. al. U.S. District Court, Middle District of Georgia, 3: 06-CV-84 (CDC). The lawsuit alleges violations of the Georgia Securities Act, Georgia Fair Business Practices Act, Federal Securities laws and certain other unspecified laws in connection with the investment by Plaintiffs of $500,000 in ACC and seeks rescission of this investment. Plaintiffs amended their complaint on April 11, 2007. The Company filed an answer to the amended complaint denying all essential allegations of the complaint and asserting affirmative defenses showing why the plaintiffs are not entitled to the relief sought. In addition, the Company filed Counterclaims against the Plaintiffs and Third Party claims against individual officers and directors of Plaintiff, alleging a malicious interference with the Company’s business and business relations, conspiracy to interfere with our business, libel and slander, and violation of rights under Title IX of the Organized Crime Control Act of 1970 as amended. The Parties are to establish a consolidated plan of discovery in 2008. The Company believes it has meritorious defenses to the claims and intends to vigorously defend this lawsuit and to pursue its counterclaims.

ALTERNATIVE CONSTRUCTION COMPANY, INC.

For the Year Ended December 31, 2006

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	F19

Consolidated Balance Sheet	F20 - F21

Consolidated Statement of Income	F22

Consolidated Statement of Stockholders’ Equity	F23

Consolidated Statement of Cash Flows	F24

Notes to Consolidated Financial Statements	F25 - F44

Board of Directors
Alternative Construction Company, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Alternative Construction Company, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alternative Construction Company, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of operations and their cash flows for each of the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and had a working capital deficiency in prior years. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIEBMAN GOLDBERG & DROGIN, LLP

Garden City, New York
March 22, 2007, except for Note 16 as to which the date is November 13, 2007

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Consolidated Balance Sheet
December 31,

ASSETS

	Restated
	2006	2005
Current Assets
Cash	$16,700	$133,547
Notes Receivable	-	395,000
Accounts Receivable, Net	438,711	1,294,288
Due From Factor, Net	61,196	92,543
Inventory	480,617	539,153
Prepaid Expenses	115,139	233,832
Total Current Assets	1,112,363	2,688,363
Property, Plant and Equipment, Net	3,113,689	3,137,654
Total Assets	$4,226,052	$5,826,017

See accompanying independent auditors report and notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES Consolidated Balance Sheet December 31, LIABILITIES AND STOCKHOLDERS’ EQUITY

	Restated
	2006	2005
Current Liabilities
Notes Payable, Current Portion	$447,448	$2,628,594
Accounts Payable and Accrued Expenses	1,059,853	1,440,942
Accrued Payroll and Taxes	47,376	95,305
Capital Leases, Current Portion	21,942	4,806
Billings in Excess of Costs on Uncompleted Contracts	50,771	-
Deferred Revenue	162,892	65,803
Total Current Liabilities	1,790,282	4,235,450
Noncurrent Liabilities
Notes Payable, Noncurrent Portion	460,150	481,943
Capital Leases, Noncurrent Portion	91,749	17,577
Total Noncurrent Liabilities	551,899	499,520
Total Liabilities	2,342,182	4,734,970
Minority Interest	(76,197)	(22,425)
Stockholders’ Equity
Preferred Stock
Series A convertible preferred stock, voting, $1.00 par value, 1,500,000 shares authorized, 1,500,000 shares issued and outstanding	1,500,000	1,500,000
Series B convertible preferred stock, voting, $.0001 par value, 3,500,000 shares authorized, 2,010,000 shares issued and outstanding	201	201
Series C convertible preferred stock, voting, $.0001 par value, 1,000,000 shares authorized, 377,358 and 0 shares issued and outstanding, respectively	38	-
Common Stock
Alternative Construction Company, Inc.: no par value, 100,000,000 shares authorized, 6,732,405 and 4,994,350 shares issued and outstanding, respectively
Minority Interest in Subsidiaries	400	400
Subscription Receivable	(1,437,501)	(331)
Additional Paid In Capital	4,323,874	853
Accumulated Deficit	(2,426,946)	(387,652)
Total Stockholders’ Equity	1,960,067	1,113,472
Total Liabilities and Stockholders’ Equity	$4,226,052	$5,826,017

See accompanying independent auditors report and notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Consolidated Statement of Operations

	Year Ended December 31, 2006	For the Period January 21, 2005 Through December 31, 2005

Sales	$8,634,349	$9,528,984

Cost of Sales	7,330,809	7,472,262

Gross Profit	1,303,540	2,056,722

Operating Expenses	3,029,158	2,129,315

Income (Loss) From Operations	(1,725,618)	(72,593)

Interest Expense	(367,448)	(268,009)
Net Income (Loss) Before

Minority Interest	(2,093,067)	(340,602)

Minority Interest in Subsidiary	53,772	22,425

Net Income (Loss)	$(2,039,294)	$(318,177)

Basic and diluted based upon 9,030,117 weighted average shares outstanding	$(0.23)
Basic and diluted based upon 15,131,634 weighted average shares outstanding		$(0.02)

See accompanying independent auditors report and notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES Consolidated Statement of Stockholders’ Equity For the Year Ended December 31, 2006

	Common Stock	Preferred Stock - Series A	Preferred Stock - Series B	Preferred Stock - Series C	Restated Additional Paid-in Capital	Retained Earnings (Deficit)	Restated Total Shareholders’ Equity

Balance, January 1, 2006	$69	$1,500,000	$201	$-	$-	$(387,652)	$1,112,619
Issuance of Series C	-	-	-	38	999,962	-	1,000,000
Issuance of Common Stock	-	-	-	-	3,323,912	-	3,323,912
Collection of Subscription receivable	330	-	-	-	-	-	330
Issuance of ACC stock related to acquisition of ACT	-	-	-	-	-	-	-
Issuance of USS stock	-	-	-	-	-	-	-
Issuance of PSB stock	-	-	-	-	-	-	-
Net (Loss)	-	-	-	-	-	(2,039,294)	(2,039,294)
Balance, December 31, 2006	$399	$1,500,000	$201	$38	$4,323,874	$(2,426,946)	$3,397,567

See accompanying independent auditors report and notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES Consolidated Statement of Cash Flows For the Year Ended December 31,

	Restated
	2006	2005
Cash Flows From Operating Activities:
Net (Loss)	$(2,039,294)	$(318,177)
Adjustments to Reconcile Net Loss to Net
Cash Used By Operating Activities:
Depreciation and Amortization	174,677	144,615
Minority Interest	(53,772)	(22,425)
Decrease (Increase) In:
Accounts Receivable, Net	855,577	(1,294,288)
Due from Factor, Net	31,347	(92,543)
Inventories	58,536	(539,153)
Prepaid Expenses and Other Current Assets	118,693	(233,832)
Increase (Decrease) In:
Accounts payable, accrued expenses and taxes payable	(429,017)	1,536,247
Billings in Excess of Costs on Uncompleted Contracts	50,771	-
Deferred Revenue	97,089	65,803
Net Cash Used By Operating Activities	(1,135,393)	(753,753)
Cash Flows From Investing Activities:
Acquisition of Property, Plant and Equipment	(150,712)	(3,282,269)
Additional Costs Related to Acquisition	-	(31,310)
Net Cash Used In Investing Activities	(150,712)	(3,313,579)
Cash Flows From Financing Activities:
Issuance of Common Stock	4,323,021	778
Issuance and Receipt, Net, of Stock Subscriptions	(1,437,170)	144
Issuance of Preferred Stock - Series A	-	1,500,000
Issuance of Preferred Stock - Series B	-	201
Issuance of Preferred Stock - Series C	38	-
Issuance of Notes Payable, Line of Credit and Capital Leases	305,233	3,135,534
Repayment and Conversion, Net, of Notes Payable, Line of
Credit and Capital Leases	(2,416,864)	(40,778)
Issuance of Notes Receivable	-	(395,000)
Reclass to Bad Debt and Payment, Net, of Notes Receivable	395,000	-
Net Cash Provided By Financing Activities	1,169,258	4,200,879
Net (Decrease) Increase in Cash	(116,847)	133,547
Cash at Beginning of Year	133,547	-
Cash at End of Year	$16,700	$133,547
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$367,448	$95,379
Taxes Paid	$-	$-

See accompanying independent auditors report and notes to consolidated financial statements.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operation

Alternative Construction Company, Inc. (“ACC”) of Florida was incorporated in 2004. The Company provides administrative and marketing expertise to several subsidiaries. Alternative Construction Technologies Corporation (“ACT”) of Delaware, a wholly-owned subsidiary, was incorporated in 1997, designs and manufactures wall and roof panels (ACTech Panel™) used in residential, commercial and other infrastructures. Universal Safe Structures, Inc. (“USS”) of Florida, an 80% owned subsidiary, was incorporated in 2005, and designs and markets the Universal Safe Room™ to residential, commercial and other infrastructures. ProSteel Builders Corporation (“PSB”) of Florida was incorporated in 2005, and is also an 80% owned subsidiary, which contracts to build residential, commercial and other infrastructures.

On January 21, 2005, a newly formed acquisition Company, known as Alternative Construction Company, Inc. (“ACC”) acquired all the outstanding stock of ACT, a privately held company, and substantially all of the assets of Quality Metal Systems, LLC (“QMS”). In addition, ACC received an assignment of all the patents related to production by ACT, which were owned by a shareholder of ACT. The original purchase agreements entered into on December 14, 2004 between ACC (purchaser) and ACT and QMS (sellers) called for the payment of $1,000,000 and issuance of 1,500,000 shares of ACC Series A Preferred Stock. During the closing transaction and in performing its due diligence, the purchaser (“ACC”) discovered that both companies would require substantial cash infusions to continue operations. The sellers agreed to offset the cash down payment with notes payable of $350,000 due February 19, 2005. On March 10, 2005, the notes were amended and restated with a due date of September 30, 2005. On July 1, 2005, the notes were amended and adjustments to the reconciliation were mutually agreed to by all parties raising the outstanding balance to $629,894. Therefore, the cost of the acquisition of ACT after the net adjustments as a result of further due diligence, was $879,894 of which $750,000 was Series A Preferred Stock. The acquisition of the assets of QMS did not change. A new provision in the notes states that if the Company were to file for public registration, the seller would convert the remaining balance, less $100,000, to common stock at the value of $2.65 per share. To date, any net balances payable by the purchaser to the sellers have not been made as the purchasers continue to collect accounts receivable and liquidate payables and other obligations.

In accordance with SFAS No. 141, “Business Combinations”, the acquisition has been accounted for under the purchase method of accounting. The purchase price was allocated to ACT and QMS’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as ascertained by an independent certified appraisal as of December 2004 (facility and land prepared by Johnstone Group, Inc. of Jackson, TN) and January 2005 (manufacturing equipment prepared by Neiman-Ross of Nashville, TN), with any excess being ascribed to goodwill. Management is responsible for determining the fair value of these assets. The fair value of the assets acquired and liabilities assumed represent management’s estimate of fair values. Goodwill, as the result of the net of assets and liabilities, was a negative therefore management determined that there would be no value associated with the acquired patents and the fixed assets acquired would be reduced on an equal basis by the negative goodwill thereby reducing goodwill to zero. The following table summarizes the components of the purchase price and the activity and balance sheet of the acquired company at January 20, 2005:

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

COMPONENTS OF PURCHASE PRICE
Note Payable	$629,894
Series A Preferred Stock	1,500,000
Total Purchase Price	$2,129,894
BALANCE SHEET and ACTIVITY at JANUARY 20, 2005:
Assets:
Cash	$43,634
Accounts Receivable, net	158,674
Inventory	70,738
Prepaid Expenses	16,378
Property, Plant and Equipment, net	658,588
Total Assets	$948,012
Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$167,452
Debt	85,528
Stockholders’ Equity	695,032
Total Liabilities and Stockholders’ Equity	$948,012
STATEMENT of OPERATIONS for the Period JANUARY 1 - 20, 2005:
Sales	$84,152
Cost of Sales	80,786
Gross Profit	3,366
Operating Expenses	34,676
(Loss) from Operations	(31,310)
Net (Loss)	($31,310)

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table is a detail of the reduction (net) of $370,106 from the acquisition price of $2,500,000 to $2,129,894:

	ACT	ACT	QMS	QMS
	Stock	Cash	Stock	Cash	Total
Purchase Price
Series A Preferred Stock	750,000	-	750,000	-	1,500,000
Note Payable	-	500,000	-	500,000	1,000,000

Total Purchase Price	750,000	500,000	750,000	500,000	2,500,000

Adjustments to Purchase Price:
Accounts Receivable (a)	-	(202,611)	-	-	(202,611)
Accounts Payable (b)	-	(134,441)	-	-	(134,441)
Unrecorded Lease (c)	-	(16,271)	-	-	(16,271)
Fixed Assets (d)	-	(1,982)	-	-	(1,982)
Physical Inventory (e)	-	(7,245)	-	-	(7,245)
Unpaid Payroll at Acq. Date (f)	-	(7,556)	-	-	(7,556)

Total Adjustments	-	(370,106)	-	-	(370,106)

Net Purchase Price	750,000	129,894	750,000	500,000	2,129,894

(a) Uncollectable accounts receivable on books at acquisition date.

(b) Unrecorded liabilities not on books at acquisition date.

(c) Contractual lease for forklifts not recorded on books at acquisition date.

(d) Fixed assets on books that had previously disposed of or transferred to unrelated party.

(e) Adjustment to reflect physical inventory at date of acquisition.

(f) Predecessor liability for payroll at date of acquisition and subsequently paid by Purchaser.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The purchase price of ACT and the select assets of QMS was $2,500,000. The actual value of the assets (net) purchased was $2,564,984 as shown below:

	Purchase	Adjustments
	Before	From
	Adjustments	Above	Total

Appraised value of fixed assets	2,528,540		2,528,540
Other assets & liabilities, net	36,444	(370,106)	(333,662)

Acquired assets, net	2,564,984	(370,106)	2,194,878

Purchase price	2,500,000	(370,106)	2,129,894

Value in excess of purchase price	64,984	-	64,984

Allocation to reduce the value of acquired fixed assets

On April 28, 2005, the Company acquired an 80% interest in USS for a purchase price of $800. As no tangible assets or liabilities were acquired, the full value was booked to Common Stock.

On June 28, 2005, the Company acquired an 80% interest in PSB for a purchase price of $800. As no tangible assets or liabilities were acquired the full value was booked to Common Stock.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Alternative Construction Technologies Corporation (“ACT”), and its majority owned subsidiaries, Universal Safe Structures, Inc. (“USS”) (80%), and ProSteel Builders Corporation (“PSB”) (80%). All significant inter-company transactions have been eliminated in consolidation. Inter-company transactions include the loans from the parent to its subsidiaries.

Revenue Recognition

The Company recognizes revenue on our products in accordance with the Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 104, (which superseded Staff Accounting Bulletin No. 101) “Revenue Recognition in Financial Statements”. Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of product has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured. We accrued a provision for estimated returns concurrent with revenue recognition.

The Company has adopted Emerging Issues Task Force Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)” (EITF 01-9), which became effective for fiscal years beginning after December 15, 2001. We concluded that EITF 01-9 is applicable to the accounting for our cooperative agreements with certain customers, as the benefits received from consideration given to those customers are not sufficiently separable from the revenue derived. Accordingly, all such cooperative expenses are recorded as reductions to revenues.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales for ACT and USS are generated from customer’s purchase orders. The sales are recognized upon the shipment of finished goods from the Company’s plant to the customer at which time the product changes title. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized. Our 80% owned subsidiary, PSB, contracts to build residential, commercial and other infrastructures to its customers, none of which are related to ACC. As such, PSB recognizes its revenue under the percentage of completion method as work on a contract as progresses, recognition of revenue and profits generally is related to costs incurred in providing the services required under the contract. Statement of Position 81-1 discusses accounting for performance of construction contracts. The use of the percentage of completion method depends on our ability to make reasonable dependable estimates. Additionally, contracts executed by PSB and their customers include provisions that clearly specify the enforceable rights of our services that are provided and received by our customers. Our estimates assume that our customers will satisfy their obligations under the contract and our performance requirements will be completed.

Freight revenue is recognized as the cost of shipping the product to the customer plus a nominal markup.

The Company recognizes product returns as a reduction to revenue. Other forms of customer adjustments are accounted for in the same manner.

The Company will on occasion place finished goods on consignment with a customer. Finished goods are recorded on the Balance Sheet as part of Inventory until the product is purchased.

Inventories

Inventories are valued at the lower of cost or market, using the first-in, first-out method.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibility of the accounts receivable, based on the information available, management has recorded a reserve for bad debt as a precautionary measure. As of December 31, 2006, the allowance for doubtful accounts receivable had a balance of $149,157. The Company did not have a reserve at December 31, 2005.

ACT utilizes the accounts receivable factoring service provided by The Hamilton Group (“Hamilton”) for a significant percentage of its receivables. Under the terms of the Sale of Accounts Factoring and Security Agreement, Hamilton provides advances of 80% of the receivable they purchase for a fee compounded daily. The factoring fees for the year ended December 31, 2006 was $266,208 and $182,070 for the period January 21, 2005 (date of acquisition) through December 31, 2005. As of December 31, 2006, Hamilton had purchased $333,402 of receivables, and they had advanced $266,721 to the Company, for a net due from factor of $25,456. As of December 31, 2005, Hamilton had purchased $462,715 of receivables, and they had advanced $370,172 to the Company, for a net due from factor of $92,543.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PSB utilized the accounts receivable factoring service provided by Hamilton for a portion of its receivables. Under the terms of the Sale of Accounts Factoring and Security Agreement, Hamilton provides advances of 80% of the receivable they purchase for a fee compounded daily. The factoring fee for the year ended December 31, 2006 was $40,948. As of December 31, 2006, Hamilton had no outstanding activity as the Hamilton account was closed for new activity on July 5, 2006.

Effective July 5, 2006, PSB contracted with CyberFactor, LLC (“CyberFactor”) to utilize their accounts receivable factoring service provided by CyberFactor for a portion of its receivables. Under the terms of the Sale of Accounts Factoring and Security Agreement, CyberFactor provides advances of 80% of the receivable they purchase for a fee compounded daily. The factoring fee for the year ended December 31, 2006 was $15,583. As of December 31, 2006, CyberFactor had purchased $187,513 of receivables, and they had advanced $139,487 to PSB, for a net due from factor of $35,740.

Depreciation

Depreciation of property and equipment are provided on the straight-line method over the following estimated useful lives:

Years

Transportation Equipment	5
Building	20
Machinery and Equipment	20
Computer Equipment	5
Capital Improvements	20

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals or betterments are capitalized.

Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the used of these assets. When any such impairment exists, the related assets will be written down to fair value. No such impairment existed through December 31, 2006 or 2005.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with financial institutions insured by the FDIC.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of customers to whom the Companies sell. The Company has not established an allowance for doubtful accounts as none is considered necessary, based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history which has been immaterial and within the Company’s expectations. Although, the Company has been dependent on a limited number of suppliers related to its manufacturing, it does not believe that there would be an adverse effect if the current suppliers would limit deliveries. There are other suppliers to provide adequate supplies for manufacture.

For the year ended December 31, 2006, sales to the Company’s primary two customers accounted for approximately 77.3% of revenues and 65.0% of accounts receivable as of December 31, 2006. For the period January 21, 2005 (date of acquisition) through December 31, 2005, sales to the Company’s primary two customers accounted for approximately 84.7% of revenues and 49.7% of accounts receivable.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to do so, in which case other alternatives are required. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, or for the Company’s fiscal 2006. The Company is evaluating the effect that the adoption of SFAS No. 154 will have on its results of operations and financial position, but does not believe it will have a material impact.

In April 2005, the SEC announced that companies may implement SFAS 123R at the beginning of their next fiscal year. In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB 107). SAB 107 provides the SEC staff’s position regarding the application of SFAS 123R, which contains interpretive guidance related to the interaction between SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. The Company is currently reviewing the effect of SAB 107, but it does not believe SAB 107 will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), which clarifies the term “conditional asset retirement obligations” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” FASB Statement No. 143 refers to an entity’s legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. If an entity can reasonably estimate a liability for the fair value of a conditional asset retirement obligation, the entity is required to recognize the fair value of the liability when incurred. A company normally incurs this liability upon acquisition, construction, or development of the asset at issue. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently reviewing FIN 47, and at the current time it does not believe that FIN 47 will have a material impact on its financial position, results of operations or cash flows.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company computes deferred income taxes in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS No. 109) “Accounting for Income Taxes.” The provision includes taxes currently payable plus the deferred tax effect of temporary timing differences in financial statement and income tax reporting. The principal differences in timing between the income statement and taxable income involve depreciation expenses recorded under the straight-line method in the income statements and by accelerated methods for tax purposes, the timing of the franchise tax deduction and the expensing of bad debt. The differences between income tax expenses and taxes currently payable are reflected in deferred tax accounts in the consolidated balance sheet. Because of the Company’s historical earnings history and the going concern problem, the net deferred tax asset has been fully offset by a 100% valuation allowance.

Shipping and Handling Costs

The Company has included freight out as a component of selling and delivery expenses, which amounted to $229,540 for the year ended December 31, 2006 and $430,225 for the period January 21, 2005 (date of acquisition) through December 31, 2005.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments. The fair value of the loans due to and from affiliates and shareholders are difficult to estimate due to their related party nature.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. At December 31, 2006, the Company had working capital of $759,886. The Company is operating at a loss for the year ended December 31, 2006. For the nine months ended March 31, 2006 (July through December 2005 and January through March 2006), the Company was operating at a profit. The second through fourth quarters of 2006 were projected to be at a loss due to the season and the timing for certain customers. The Company booked certain write-offs in the fourth quarter of 2006 including bad debt, write-off of a note receivable and inventory, all of which is applicable to 2005. The Company has diversified its customer base to provide future stabilization of revenue without the potential of one customer and/or one industry adversely affecting the Company. The Company has executed contracts in excess of $14 million for 2007 as well as the continuation of a primary customer of the Company for multiple years that has committed to a continuation of its ordering to equal or exceed its 2006 orders (approximately $5.6 million). Realization of the assets of the Company is dependent upon the Company’s ability to meet its financing requirements and the continued success of future operations. The consolidated financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 2 - NOTES RECEIVABLE

The Company had one note receivable with Peter Baker, originally in the amount of $300,000. As of December 31, 2006, the principal balance was $275,000 as a payment in the amount of $25,000 was received. As of December 31, 2005, the principal balance was $300,000. This amount was advanced to Mr. Baker as a loan commitment fee that was for a line of credit of $3,000,000 that never was finalized. The note is payable in full as of June 30, 2007 with interest at prime plus 3%. As of December 31, 2006, the Company determined that with certain factors, the balance may be uncollectible and wrote-off the note. The Company will pursue its various options for collection.

NOTE 3 - PREPAID EXPENSES

The Company has prepaid insurance expenses of $115,139 and prepaid expenses of $233,832 as of December 31, 2006 and 2005, respectively.

NOTE 4 - INVENTORY

Inventory as of December 31, 2006 and 2005 consists of the following:

	2006	2005

Raw materials	$353,243	$352,763
Finished goods	0	153,144
Safe Room Kits	12,091	12,091
Finished Goods on Consignment	115,283	21,155
	$480,617	$539,153

The Company has provided the Company’s finished goods products to third parties on a consignment basis. The items remain the property of the Company.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment for December 31, 2006 and 2005 is summarized as follows:

	2006	2005
Capitalized Lease Equipment:
Computer Equipment	$22,383	$22,383
Total Capitalized Lease Equipment	22,383	22,383

Land, building and improvement	1,069,056	1,052,126
Machinery and equipment	2,297,286	2,189,931
Computer Equipment	37,385	13,743
Furniture and fixtures	6,487	3,670
	3,432,597	3,281,853
Less Accumulated Depreciation and Amortization	(318,908)	(144,199)
Property, Plant, and Equipment, Net	$3,113,689	$3,137,654

Depreciation expense was $174,677 for the year ended December 31, 2006 and $144,615 for the period January 21, 2005 (date of acquisition) through December 31, 2005.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 6 - NOTES PAYABLE

Notes payable consist of the following:

	2006	2005
Dell Financial Services, collateralized by computer, payable in monthly installments of $388 including principal and interest at the variable rate of 14.99% per annum. Due on January 2010.	$15,923	$13,166

JMB Associates, principal, accrued and unpaid interest at 18.00% per annum. Due on June 1, 2006.	0	288,342

JMB Associates, principal, accrued and unpaid interest at 18.00% per annum. Due on June 1, 2006.	0	414,481

Sharon Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days.	0	400,000

Antoinette Pace, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Notes are extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on June 30, 2007.	117,702	260,743

Edward Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on June 30, 2007.	101,500	101,500

Antoinette Pace and James Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on June 30, 2007.	200,000	0

Paul Janssens, principal and interest at 12.00% per annum. Due on March 31, 2006.	0	629,894

South Residential Enterprises, principal and interest at 10.00% per annum. The note may be converted into equity if the Company is actively trading as on OTC stock.	0	112,358

M & T Mortgage Corporation, principal and interest at 9.00% per annum. Payable in monthly installments of $6,005. Due on April 2020. The amount is personally guaranteed by the CEO of the Company.	403,106	418,620

Merchants & Planters Bank, line of credit, accrued interest at 7.50% per annum.	10,033	9,844

Merchants & Planters Bank, collateralized by the building located in Tennessee payable in monthly installments of $1,600 including principal and interest at 7.49% per annum. Due on September 2006.	59,334	72,366

Cecil H. Harmon, principal and interest at 10% per annum. Due on August 1, 2006.	0	11,052

Steves Rodriguez, convertible promissory note at no interest, Due March 31, 2006.	0	20,000

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 6 - NOTES PAYABLE (continued)

Avante Holding Group, revolving credit, principal and interest at prime plus 4% per annum. Due on October 2007.	0	358,171

	907,598	3,110,537

Current Portion	447,448	2,628,594
Notes Payable, Long Term	$460,150	$481,943

NOTE 7 - CAPITAL LEASE OBILIGATIONS

	2006	2005
Dell Financial Services, secured by computer equipment, payable at 13.9% per annum. Due March 2009. Monthly payments are $29 including principal and interest.	$650	$1,066

Dell Financial Services, secured by computer equipment, payable at 18% per annum. Due March 2009. Monthly payments are $626 including principal and interest.	13,399	21,217

Dell Financial Services, secured by computer equipment, payable at 18% per annum. Due July 2010. Monthly payments are $188.30 including principal and interest.	4,847	0

Dell Financial Services, secured by computer equipment, payable at 18% per annum. Due July 2010. Monthly payments are $64.84 including principal and interest.	1,606	0

Avante Leasing Corporation,, secured by truss manufacturing equipment, payable at 15.53% per annum. Due September 2011. Monthly payments are $2,321.25 including principal and interest.	93,189	0
	113,691	22,383
Current Portion	21,942	4,806

Non-Current Obligation Under Capital Lease	$91,749	$17,577

Future minimum capital lease obligations at December 31, 2006 are as follows:

2007	$38,753
2008	38,753
2009	32,858
2010	29,627
2011	20,891

Total Capital Lease Obligations	$160,882

NOTE 8 - COMMITMENTS

The Company leases a forklift. The lease expires in August 2007. Monthly lease payments are $546.00.

Future minimum obligations for the above lease are as follows:

2007	$4,368

Total Minimum Lease Obligations	$4,368

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 9 - RELATED PARTIES

Michael W. Hawkins, the CEO for the Company, is also CEO and principal shareholder for Avante Holding Group, Inc. (“Avante”), GAMI, LLC (“GAMI”), Hawkstone, Inc. (Hawkstone”) and Ventures Unlimited, LLC (“VUL”). GAMI, Hawkstone and VUL each hold various amounts of shares of the Company. Mr. Hawkins, through the issuance of stock to various companies controlled by himself, owned approximately 51.3% of the Common Stock issued for ACC and 100% of the Series B Preferred Stock. After the Reverse Split effective July 30, 2005, the issuance of Common Stock on August 1, 2005, and the subsequent issuance of Common Stock on August 15, 2005, Mr. Hawkins’ companies owned approximately 37.35% of the outstanding Common Stock of the Company, 100% of the Series B Preferred Stock and 50% of the Series C Preferred Stock.

ACC has contracted with Avante for certain investment banking and consulting services to be provided pursuant to four agreements between ACC and Avante.

ACC and Avante entered into a Consulting Agreement on October 24, 2004 to provide corporate guidance and financial and accounting services. As compensation, Avante receives $8,000 per month and bonus compensation. Under this agreement Avante has the unilateral authority to hire additional personnel required to perform investor relations, financial administration, and executive oversight and request reimbursement from ACC on a reimbursable expense basis. The term of this agreement is for three years with one additional automatic three-year extension.

ACC and Avante entered into an Exclusive Investment Banking Services Agreement on October 24, 2004 to provide merger and acquisition consulting services. The term of the agreement is for three years. Compensation is based upon a double Lehman Formula.

ACC and Avante entered into a Finder Agreement on October 24, 2004 for a period of three years. The Agreement may be extended for consecutive terms upon mutual consent of both parties. ACC pays Avante a standard 10% in cash and 10% in warrants finder’s fee with a 2% expense account.

ACC and Avante entered into a Sales Commission Agreement on January 20, 2005 for a period of five years with two automatic 5-year extensions. Under this agreement Avante earns $0.10 per square foot of panels sold to its registered customers as approved by ACC.

On August 1, 2005, ACC and Avante entered into a Compliance Consulting Agreement for a period of five years with two automatic five year extensions. Under this agreement, Avante is paid $270,000 per year, payable in equal monthly installments.

PSB has a management contract with Advanced Construction Partners, LLC, which is owned equally between GAMI and Advanced Construction Options, LLC (“ACO”).

On September 30, 2006, ACO assigned to PSB a note dated July 10, 2005, between ACO and GAMI for $50,000. At September 30, 2006, at the time of the assignment, the balance due GAMI was $29,036 which included accrued interest. The note included interest at the rate of 10% per annum. On December 31, 2006, the balance due to GAMI under this Agreement was $30,531 and that balance was assigned from GAMI to Avante and recorded under the Avante Revolving Credit Agreement.

On November 1, 2004, ACC and Avante entered into a Revolving Credit Agreement for $500,000. The terms of the Agreement includes interest at the rate of prime plus 4%. An Amendment to the Agreement was executed in March 2006 providing an additional $500,000 credit for a total of $1,000,000. The Agreement terminates on October 31, 2007 with an available extension of one year at the discretion of the Lender. On September 30, 2006, the Company and Avante executed an amendment that reclassified $500,000 of the current balance to a long-term note payable on January 1, 2008. This balance is also convertible at the option of Avante. As of December 31, 2006 and 2005, the balance due to Avante under this Agreement was $0 and $358,476, respectively.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 9 - RELATED PARTIES (continued)

On July 1, 2006, GAMI contracted with PSB for the construction of an office building in Melbourne, Florida, which will have various leaseholders including, but not limited to, Avante and ACC. The contract is for $965,800. Work on the contract began in October 2006. As of December 31, 2006, the construction was 70% complete (certain other components outside of actual construction were at various percents complete and accounted for accordingly) and was recorded on the PSB’s books under the percentage completion method of accounting, as $649,935 of revenue and the associated costs were booked. As of December 31, 2006, PSB has no accounts receivable as the balance billed of $649,935 was paid in full. The contract was negotiated under a fair and reasonable terms, comparable to competitive builders, and has been accounted for as an arms’ length transaction.

On October 1, 2006, Avante Leasing Corporation, a wholly-owned subsidiary of Avante Holding Group, Inc., leased a truss building system to Alternative Construction Technologies Corporation. The terms of the agreement include a five year term, 15.53% interest, with a $1 purchase price at the end of the period. This transaction was completed as the acquisition and financing of the truss system needed the financial guarantee of Avante Holding Group, Inc. and Michael W. Hawkins. As of December 31, 2006, the balance due to Avante Leasing Corporation under this Agreement was $93,189.

The CEO of the Company has personally guaranteed several obligations. In addition to the various notes identified above, he has also personally guaranteed the Company payable balance with Phoenix Metals, Inc.

NOTE 10 - EARNINGS PER SHARE

The Company presents both basic and diluted earnings per share (EPS) amounts. Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS Is based upon the weighted average number of common and common equivalent shares outstanding during the year which is calculated using the treasury stock method for stock options and assumes conversion of the Company’s convertible notes. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect. Stock options for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on EPS and, accordingly, are excluded from the calculation.

A reconciliation of net income and the weighted average number of common and common equivalent shares outstanding for calculating diluted earnings per share is as follows:

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 10 - EARNINGS PER SHARE (continued)

For the Year ended December 31, 2006
Numerator for basic loss per share, as reported	$(2,039,294)
Preferred stock dividends	-
Income for basic EPS calculations	$(2,039,294)

Effect of dilutive securities, as reported
Interest on convertible debt	105,089

DILUTED LOSS FOR EPS CALCULATIONS	$(1,934,205)

WEIGHTED AVERAGE NUMBER OF SHARES FOR BASIC EPS	9,030,117

Effect of dilutive securities, as reported
Stock options	860,822
Warrants	2,862,411
Convertible debt	352,988
13,106,338

BASIC AND DILUTED LOSS PER SHARE	$(0.23)

NOTE 11 - INCOME TAXES

A reconciliation of income tax computed at the statutory federal rate to income tax expense (benefit) is as follows:

December 31,
2006

Tax benefit at the statutory rate of 35%	$713,753
State income taxes, net of federal income tax	-
Change in valuation allowance	(713,753)

Total	$0

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 11 - INCOME TAXES (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

December
31, 2006
Deferred tax assets:
Net operating loss carryforward - 2005	$111,362
Net operating loss carryforward - 2006	713,753
Total net operating loss carryforward	$825,115
Total deferred tax assets	$825,115
Less valuation allowance	(825,115)

Total net deferred tax assets	$0

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2005 and 2006 were fully offset by a 100% valuation allowance. The valuation allowance for the net deferred tax assets was $825,115 as of December 31, 2006.

At December 31, 2005 and 2006, the Company had net operating losses carryforward available for U.S. tax purposes of $318,177 and $2,039,294, respectively, for a total of $2,357,471. The carryforward for 2005 expires in 2025 and for 2006, in 2026.

NOTE 12 - COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

On July 30, 2005, the Board of Directors, pursuant to 607.0821 of the Florida Business Corporation Act, authorized the consolidation of our outstanding common shares, also known as a reverse split, of the Company that caused each one hundred shares of outstanding shares of its common stock to be converted into one share of its common stock. All share and per share amounts have been adjusted for this reverse stock split.

The Series A Preferred Stock was issued to Paul Janssens in conjunction with the purchase by the Company of ACC and select assets of Quality Metals Systems, LLC. This stock has the conversion rights of one for one share of common stock.

The Series B Preferred Stock was issued to GAMI, LLC or Avante Holding Group, Inc in conjunction with the use of personal guarantees by Michael W. Hawkins, CEO of the Company and principal shareholder in GAMI, LLC and corporate guarantees by Avante Holding Group, Inc. The conversion rights are one for two shares of common stock.

The Series C Preferred Stock was issued to New Millennium Entrepreneurs and Avante Holding Group, Inc. in conjunction with an investment of $500,000 each. The $500,000 from Avante Holding Group, Inc. relates to a conversion of debt associated with the line of credit between Avante Holding Group, Inc. and the Company. The conversion rights are one for one shares of common stock.

NOTE 13 - STOCK OPTION PLAN

The Company complies with Accounting Principles Board (APB) No. 25 “Accounting for Stock Issued to Employees” in accounting for stock options issued to employees. Stock options are granted with an exercise price equal to the fair market value on the date of grant. Accordingly, no compensation expense has been recognized for options issued to employees.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 13 - STOCK OPTION PLAN (continued)

Had compensation costs for the Company’s stock option plans and stock purchase plan been determined based upon fair value at the grant date consistent with SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company’s net income (loss) and net income (loss) per share would have been as follows:

For the Year ended December 31, 2006

Net loss applicable to common stockholders	$(2,039,294)
Stock based employee compensation expense	-
Determined under fair value based method for	-
All awards

Net loss - pro forma	$(2,039,294)

Net loss per share applicable to common stockholders as reported:
Basic and Diluted	$(.23)

Net loss per share applicable to common stockholders - pro forma:
Basic and Diluted	$(.23)

For purposes of computing pro forma net income, the Company estimates the fair value of each option grant and employee stock purchase plan right on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model was developed for use in estimating the value of traded options that have no vesting restrictions and are fully transferable, while the options issued by the Company are subject to both vesting and restrictions on transfer. In addition, option-pricing models require input of highly subjective assumptions including expected stock price volatility. The Company uses projected data for expected volatility and estimates the expected life of its stock options.

The weighted average assumptions used to value the option grants:

January 1, 2005 thru December 31, 2005	Stock Option Plans
Expected life (years)	3
Risk-free interest rate	7
Volatility	1
Dividend rate	0

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 13 - STOCK OPTION PLAN (Continued)

Options granted under the 2004 incentive stock option plan are exercisable at the exercise price of grant and, subject to termination of employment, expire October 31, 2014, are not transferable other than on death, and vest in three unequal annual installments commencing at various times from the date of grant. A summary of the Company’s stock option plan as of December 31, 2006 is presented below:

	2006
		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at the beginning of the year	2,000,000	0.55

Granted	-	.

Forfeited	(300,000)	0.75

Exercised	-

Outstanding at the end of the period	1,700,000	0.42

Options exercisable at the end of the period	1,100,000

There are currently 2,300,000 unissued options under the 2004 Stock Option Plan.

The following table summarizes information for stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted-	Weighted-		Weighted-
Range of	Number	Average	Average	Number	Average
Exercise	Outstanding	Remaining	Exercise	Exercisable	Exercise
Prices	@ 12/31/06	in years	Price	@ 12/31/06	Price

0.25 - 0.75	1,700,000		0.51	1,100,000	0.42

A total of 3,000,000 warrants were issued on August 1, 2005 to various individuals/entities. These warrants were issued for services as an inducement to provide financing or refinancing of debt and for strategic business purposes. All warrants were fully vested on the date of issue. Warrants consists of 500,000 at a $0.50 conversion rate, 500,000 at a $1.00 conversion rate, 500,000 at a $1.50 conversion rate, 500,000 at a $2.00 conversion rate, 500,000 at a $2.50 conversion rate, and 500,000 at a $3.00 conversion rate.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 13 - STOCK OPTION PLAN (Continued)

Of the 3,000,000 warrants issued; 500,000 warrants valued at $0.01. The remaining 2,500,000 warrants were determined to have no value. The determined value of the warrants was based upon the conversion rates attached to them. Based upon that value, the Company’s net income (loss) and net income (loss) per share would have been as follows:

For the Year ended December 31, 2006

Net loss applicable to common stockholders	$(2,039,294)
Stock based employee compensation expense
Determined under fair value based method for	-
All awards	(5,000)

Net loss - pro forma	$(2,044,294)

Net loss per share applicable to common stockholders as reported:
Basic and Diluted	$(.23)

Net loss per share applicable to common stockholders - pro forma:
Basic and Diluted	$(.23)

On September 29, 2006, 750,000 warrants were exercised. The exercised warrants consisted of 50,000 at a $0.50 conversion rate, 100,000 at a $1.00 conversion rate, 75,000 at a $1.50 conversion rate, 225,000 at a $2.00 conversion rate, and 300,000 at a $2.50 conversion rate.

NOTE 14 - STOCK-BASED COMPENSATION

The Company has adopted FAS 123R which requires it to record the fair value of stock-based compensation awards as an expense. As of December 31, 2006, the Company did not incur any expense. Should there be a determination of expense in the future, the Company will utilize the various fair market value determination models as required.

NOTE 15 - LEGAL PROCEEDINGS

On October 2, 2006, the Company was named in a lawsuit captioned New Millennium Enterprises, LLC and Phoenixsurf.com, LLC v. Michael W. Hawkins, et. al. U.S. District Court, Middle District of Georgia, 3: 06-CV-84 (CDC). The lawsuit alleges violations of the Georgia Securities Act, Georgia Fair Business Practices Act, Federal Securities laws and certain other unspecified laws in connection with the investment by Plaintiffs of $500,000 in ACC and seeks rescission of this investment. The Company has not yet answered the complaint, but believes it has meritorious defenses to the claims made and intends to vigorously defend the lawsuit.

NOTE 16 - RESTATEMENT OF 2006 CONSOLIDATED FINANCIAL STATEMENTS

The 2006 consolidated financial statements of the Company have been restated to properly reflect the classification of stock warrants receivable. As originally filed, $1,437,500 was shown as a part of accounts receivable, net; instead of the proper accounting classification as subscription receivable which is shown as a reduction in stockholders’ equity.

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 16 - RESTATEMENT OF 2006 CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The restated consolidated balance sheet as of December 31, 2006 is as follows:

	As Previously
	Reported	Adjustments	Restated
ASSETS
Current Assets
Cash	$16,700	$-	$16,700
Accounts Receivable, Net	1,876,211	(1,437,500)	438,711
Due From Factor, Net	61,196	-	61,196
Inventory	480,617	-	480,617
Prepaid Expenses	115,139	-	115,139
Total Current Assets	2,549,863	(1,437,500)	1,112,363
Property, Plant and Equipment, Net	3,113,689	-	3,113,689
Total Assets	$5,663,552	$(1,437,500)	$4,226,052

ALTERNATIVE CONSTRUCTION COMPANY, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006

NOTE 16 - RESTATEMENT OF 2006 CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As Previously Reported	Adjustments	Restated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes Payable, Current Portion	$447,448	$-	$447,448
Accounts Payable and Accrued Expenses	1,059,853	-	1,059,853
Accrued Payroll and Taxes	47,376	-	47,376
Capital Leases, Current Portion	21,942	-	21,942
Billings in Excess of Costs on	-
Uncompleted Contracts	50,771	-	50,771
Deferred Revenue	162,892	-	162,892
Total Current Liabilities	1,790,282	-	1,790,282
Noncurrent Liabilities
Notes Payable, Noncurrent Portion	460,150	-	460,150
Capital Leases, Noncurrent Portion	91,749	-	91,749
Total Noncurrent Liabilities	551,899	-	551,899
Total Liabilities	2,342,182	-	2,342,182
Minority Interest	(76,197)	-	(76,197)
Stockholders’ Equity
Preferred Stock
Series A convertible preferred stock, voting, $1.00 par value, 1,500,000 shares authorized, 1,500,000 shares issued and outstanding	1,500,000	-	1,500,000
Series B convertible preferred stock, voting, $.0001 par value, 3,500,000 shares authorized, 2,010,000 shares issued and outstanding	201	-	201
Series C convertible preferred stock, voting, $.0001 par value, 1,000,000 shares authorized, 377,358 and 0 shares shares issued and outstanding, respectively	38	-	38
Common Stock
Alternative Construction Company, Inc.: no par value, 100,000,000 shares authorized, 6,732,405 and 4,994,350 shares issued and outstanding, respectively
Minority Interest in Subsidiaries	400	-	400
Subscription Receivable	(1)	1,437,500	(1,437,501)
Additional Paid In Capital	4,323,874	-	4,323,874
Accumulated Deficit	(2,426,946)	-	(2,426,946)
Total Stockholders’ Equity	3,397,567	1,437,500	1,960,067
Total Liabilities and Stockholders’ Equity	$5,663,552	$1,437,500	$4,226,052

The above restatement had no effect on the statement of operations for the year ended December 31, 2006. Additionally, restatements of the consolidated balance sheet have been effected for the quarters ended September 30, 2006, March 31, 2007 and June 30, 2007. For 2006, the Statement of Stockholders’ Equity has also been restated to effect the above reclassification.

[Back Page of Prospectus]

PROSPECTUS

3,150,635 SHARES OF COMMON STOCK
to be offered by Selling Shareholders

ALTERNTATIVE CONSTRUCTION TECHNOLOGIES, INC.

February ___, 2008

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

Registration fees	$1,321.22

Legal fees and expenses	$10,000	*

Printing and engraving expenses	$2,500	*

Accounting fees and expenses	$5,000	*

Miscellaneous	$1,178.78	*

Total	$20,000

* All of the above, except the SEC Registration Fee, are estimated and remain subject to further contingencies.

Item 26. Recent Sales of Unregistered Securities

On June 30, 2007, the Company sold $4,347,826 million aggregate principal amount of its Senior Secured Convertible Debentures due 2009 (the “Debentures”), pursuant to the terms of a Securities Purchase Agreement dated as of June 30, 2007, among ACT and the purchasers named therein (the “Purchasers”).

In connection with the agreed issuance of Debentures, ACT also issued Common Stock Purchase Warrants (“Warrants”) also dated June 30, 2007 to the Purchasers. The Warrants allow the purchasers to acquire up to one hundred and fifty percent (150%) of the shares issuable upon conversion of the Debentures, at an exercise price of $4.00 per share. ACT has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering resales of ACT common stock issuable upon conversion of the Debentures or exercise of the Warrants. Also in connection with the Purchase Agreements, the Company entered into Lock-Up Agreements with certain of its stockholders, dated as of June 30, 2007, pursuant to which such stockholders have agreed not to sell or dispose of Company securities owned by them.

The Debentures will be convertible, at the option of the holder at any time on or prior to maturity, into shares of ACT common stock, at a conversion price of $4.00 per share, subject to adjustments. Interest on the Debentures will be payable monthly, beginning on July 30, 2007. The Debentures will accrue interest at a rate of ten percent (10%) per annum. The Debentures will mature on June 30, 2009.

The Debentures are secured by all of the assets of ACT and its subsidiaries and will have priority in right of payment with all of its existing unsecured and unsubordinated indebtedness.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Dinosaur Securities LLC acted as Placement Agent of the foregoing Placement and received a commission consisting of cash and warrants.

On July 30, 2005, the Board of Directors, pursuant to 607.0821 of the Florida Business Corporation Act, authorized the consolidation of our outstanding common shares, also known as a reverse split, of the Company that caused each one hundred shares of outstanding shares of its common stock to be converted into one share of its common stock. All share and per share amounts have been adjusted for this reverse stock split.

The Series A Preferred Stock was issued to Paul Janssens in conjunction with the purchase by the Company of ACC and select assets of Quality Metals Systems, LLC. This stock has the conversion rights of one for one share of common stock.

The Series B Preferred Stock was issued to GAMI, LLC or Avante Holding Group, Inc in conjunction with the use of personal guarantees by Michael W. Hawkins, CEO of the Company and principal shareholder in GAMI, LLC and corporate guarantees by Avante Holding Group, Inc. The conversion rights are one for two shares of common stock.

The Series C Preferred Stock was issued to New Millennium Entrepreneurs and Avante Holding Group, Inc. in conjunction with an investment of $500,000 each. The $500,000 from Avante Holding Group, Inc. relates to a conversion of debt associated with the line of credit between Avante Holding Group, Inc. and the Company. The conversion rights are one for one shares of common stock.

There are currently 4,000,000 shares reserved for issuance under the Company’s 2004 Stock Option Plan.

The following table summarizes information for stock options outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding @ 12/31/07	Weighted- Average Remaining in years	Weighted- Average Exercise Price	Number Exercisable @ 12/31/07	Weighted- Average Exercise Price

0.25 - 0.75	-		0.55	-	0.42

A total of 3,000,000 warrants were issued on August 1, 2005 to various individuals/entities. These warrants were issued for services as an inducement to provide financing or refinancing of debt and for strategic business purposes. All warrants were fully vested on the date of issue. Warrants consists of 500 at a $0.50 conversion rate, 500,000 at a $1.00 conversion rate, $500,000 at a $1.50 conversion rate, 500,000 at a $2.00 conversion rate, 500,000 at a $2.50 conversion rate, and 500,000 at a $3.00 conversion rate.

Item 27. Exhibits

3.1	Articles of Incorporation, dtd 10/26/2004*

3.2	Bylaws*

3.3	Articles of Amendment of Articles of Incorporation, dated 1/10/05*

3.4	Articles of Amendment of Articles of Incorporation, dated 1/14/05*

3.5	Articles of Amendment of Articles of Incorporation, dated 6/2/05

3.6	Articles of Amendment of Articles of Incorporation, dated 8/9/05

3.7	Acquisition Agreement between Alternative Construction Company, Inc. and Alternative Construction Technologies Corporation, dated 12/15/04

5.1	Opinion Regarding Legality**

10.1	Acquisition Agreement between Alternative Construction Company and Quality Metal Systems, dated 12/15/04*

10.2	Acquisition Agreement between Alternative Construction Company and Quality Metal Systems, dated 12/15/04*

10.3	Patent Assignment, Patent Number 5827458, Continuous Method of Making Structural Foam Panels*

10.4	Patent Assignment, Patent Number 6438906, Safe Room*

10.5	Patent Assignment, Patent Number 5373678, Structural Panel System*

10.6	Alternative Construction Company, Inc. Year 2004 Stock Option Plan*

10.7	Option Grant for GAMI, LLC, dated 10/26/04*

10.8	Employment Agreement - Charles Young*

10.9	Employment Agreement - Joseph Deming*

10.10	Consulting Agreement between Alternative Construction Company and Avante Holding Group*

10.11	M&A Agreement between Alternative Construction Company and Avante Holding Group*

10.12	Sales Agreement between Alternative Construction Company and Avante Holding Group*

10.13	Compliance Consulting Agreement between Alternative Construction Company and Avante Holding Group*

10.14	Sales of Accounts Factoring and Security Agreement*

10.15	Convertible Promissory Note with JMB Associates, dated 2/22/05*

10.16	Convertible Promissory Note with JMB Associates, dated 6/30/05*

10.17	Revolving Credit Agreement between Alternative Construction Company and Avante Holding Group*

10.18	Amended and Restated Convertible Promissory Note with Willis Kilpatrick, dated 1/21/05*

10.19	Amended and Restated Convertible Promissory Note with Paul Janssens, dated 6/30/05*

10.20	Management Services Agreement between ProSteel Builders Corporation and Advanced Construction Partners, LLC, dated 8/18.05*

10.21	Forms of Warrants*

10.22	Form of Securities Purchase Agreement**

10.23	Form of Warrants to Purchase Stock**

10.24	Form of Senior Secured Debenture**

10.25	Form of Security Agreement**

10.26	Form of Lock-up Agreement***

10.27	Placement Agreement with Dinosaur Securities, LLC***

10.28	Series C Preferred Authorization*

10.29	Series C Board Resolution*

23.1	Consent of Liebman Goldberg & Drogin LLP***

23.2	Consent of Law Offices of Thomas G. Amon***

23.4	Power of Attorney***

*	Incorporated by reference from Form SB-2 Registration Statement filed on September 8, 2005; Reg. No. 33-128191.

**	As previously filed on Form 8-K filed on July 9, 2007.

***	Filed herewith.

Item 28. Undertakings

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Sections 10(a)(3)of the Securities Act of 1933 (the “Act”);

(ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectus filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Melbourne, State of Florida, on February ___, 2008.

Alternative Construction Technologies, Inc

By:	/s/ Michael W. Hawkins
Michael W. Hawkins Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of Alternative Construction Technologies, Inc., hereby severally constitute and appoint Michael W. Hawkins and John S. Wittler and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Michael W. Hawkins	Chief Executive Officer and Chairman	February ___, 2008
Michael W. Hawkins

/s/ Willis Kilpatrick	Director	February ___, 2008
Willis Kilpatrick

/s/ Thomas Amon	Secretary, Director	February ___, 2008
Thomas Amon

/s/ Jeffrey Saturday	Director	February ___, 2008
Jeffrey Saturday

/s/ Bruce Harmon	Director	February ___, 2008
Bruce Harmon

/s/ John S. Wittler	Interim Chief Financial Officer	February ___, 2008
John S. Wittler	(Principal Accounting Officer)